UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

PLUG POWER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
April 26, 2024
Dear Stockholder:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (“Plug Power,” “Plug” or the “Company”), to be held via live audio webcast at www.virtualshareholdermeeting.com/PLUG2024 on June 5, 2024, at 10:00 a.m. Eastern Time. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions online during the virtual meeting. You will need the 16-digit control number, which is located on your proxy card, to attend the Annual Meeting. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Proxy Statement.
The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the Annual Meeting as well as information on how you can vote your shares and submit questions at the Annual Meeting. Only holders of record of Plug Power’s common stock at the close of business on April 8, 2024 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
Your vote is important. Your proxy or voting instruction card includes specific information regarding the several ways to vote your shares. We encourage you to vote as soon as possible, even if you plan to attend the Annual Meeting virtually. You may vote over the Internet, by telephone or by mail. By promptly submitting your vote, you will save the Company the expense of further proxy solicitation.
If you have any questions, please contact MacKenzie Partners, Inc., which is assisting with the solicitation, toll-free at (800) 322-2885 or at proxy@mackenziepartners.com.
We hope that you will join us on June 5, 2024. Your investment and continued support of Plug Power are very much appreciated.
Sincerely,
Andrew J. Marsh
President and Chief Executive Officer

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 5, 2024
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Plug Power Inc., a Delaware corporation (the “Company”), will be held on June 5, 2024, virtually at www.virtualshareholdermeeting.com/PLUG2024, at 10:00 a.m. Eastern Time, for the purpose of considering and voting upon:
1.
The election of three (3) Class I Directors, each to hold office until the Company’s 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.
The approval of the non-binding, advisory vote regarding the compensation of the Company’s named executive officers as described in this proxy statement;

3.
The ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024; and

4.
Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This year’s Annual Meeting will be held in a virtual-only meeting format. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.
The Board of Directors has fixed the close of business on April 8, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on such record date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholders, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting at the principal executive offices of the Company at 968 Albany Shaker Road, Latham, New York 12110. The stockholder list will also be available during the Annual Meeting.
YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.
Whether or not you expect to attend the Annual Meeting virtually, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. Your vote is important regardless of the number of shares you own.

If your shares are registered in your name, you may vote your shares on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement. See “Can I change my vote or revoke my proxy?”
If your shares are held in the name of a broker, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on June 5, 2024:
This Notice of Annual Meeting of Stockholders, the proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available for viewing, printing and downloading at www.proxyvote.com.
By Order of the Board of Directors

Gerard L. Conway, Jr. Corporate Secretary
Latham, NY
April 26, 2024

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue,” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s other filings with the Securities and Exchange Commission (the “SEC”). You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, unless required by law.

PLUG POWER INC.
968 Albany Shaker Road
Latham, NY 12110
(518) 782-7700
PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 5, 2024
This proxy statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Plug Power Inc. (“we,” “us,” “our,” “Plug Power” or the “Company”) for use at the 2024 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/PLUG2024 on June 5, 2024 at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof. This proxy statement and the accompanying form of proxy are first being made available to our stockholders on or about April 26, 2024. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,
THE PROXY MATERIALS, AND VOTING YOUR SHARES
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is for our stockholders to consider and vote upon the following matters:
1.
The election of three (3) Class I Directors, each to hold office until the Company’s 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;

2.
The approval of the non-binding, advisory vote regarding the compensation of our named executive officers as described in this proxy statement;

3.
The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2024; and

4.
Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

What is the record date and what does it mean?
The record date to determine the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 8, 2024 (the “Record Date”). The Record Date was established by the Board as required by Delaware law.

Who is entitled to vote at the Annual Meeting?
Only holders of record of the Company’s common stock at the close of business on the Record Date may vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, the Company had approximately 696,169,346 shares of common stock outstanding. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
How many votes do I have?
Each share of the Company’s common stock outstanding on the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.
How can I attend the Annual Meeting?
We will be hosting our Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/PLUG2024. The webcast will start at 10:00 a.m., Eastern Time, on June 5, 2024. Stockholders may vote and ask questions while attending the Annual Meeting online. In order to be able to attend the Annual Meeting, you will need the 16-digit control number, which is located on your proxy card. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com.
If you hold your shares in “street name” through a broker, bank or other nominee, you will need to demonstrate proof of beneficial ownership to virtually attend the Annual Meeting. A recent brokerage statement or a letter from your bank or broker showing your share ownership as of the Record Date are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of Internet Availability of Proxy Materials has been sent directly to you by us.
If your shares are held through one or more brokers, banks or other nominees, such broker, bank or nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice of Internet Availability of Proxy Materials and any additional instructions should have been forwarded to you from the third party or parties through which you hold our shares. As the beneficial owner, you have the right to direct your nominee on how to vote your shares. You will receive instructions from your nominee explaining how you can vote your shares. We encourage you to provide voting instructions to your nominee.
This ensures that your shares will be voted at the Annual Meeting according to your instructions.
What is a broker non-vote?
Under New York Stock Exchange (“NYSE”) rules, which also apply to Nasdaq-listed companies, if you hold shares through a broker, bank or other institution and you do not timely provide voting instructions to them before the Annual Meeting, that firm has the discretion to vote your shares only on proposals that are routine as determined by the NYSE. Such firm will not have the discretion to vote your shares on proposals that are non-routine as determined by the NYSE. Broker non-votes occur when shares represented at the Annual Meeting held by a broker are not voted on a matter because the broker has not received voting instructions from the beneficial owner or person entitled to vote such shares and either the broker does not have discretionary voting authority on the matter or the broker chooses not to vote on a matter for which it has discretionary voting authority.
How will my shares be voted if I am a stockholder of record?
Your proxy will be voted according to your instructions. If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you attend the Annual Meeting virtually and vote your shares. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board.
Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board.
How do I vote my shares?
Your vote is very important to us. If you are a stockholder of record, you can vote your shares by one of the methods explained below:
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By Telephone — All record holders can vote by touchtone telephone from the United States by dialing (800) 690-6903. Please have your notice or proxy card, which will contain your voter control number, in hand when voting. “Street name” holders may vote by telephone if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will enclose the instructions with the Notice of Internet Availability of Proxy Materials they send you. The telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

•
By Internet Prior to the Annual Meeting — All record holders can transmit their proxy via the Internet prior to the Annual Meeting by following the instructions provided in the proxy card. If you vote over the Internet prior to the Annual Meeting, you will need to have your voter control number printed on the proxy card to access the website. The website is available at www.proxyvote.com.

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Via the Internet During the Annual Meeting — All record holders can vote your shares online while virtually attending the Annual Meeting by following the instructions described at www.proxyvote.com. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting virtually, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

•
By Written Proxy — If you received a proxy card, you may return the proxy card by mail. If you are a “street name” holder, you will receive instructions and a voting instruction card from your bank, broker or other nominee.

The Board has appointed Andrew J. Marsh, President and Chief Executive Officer, and Gerard L. Conway, Jr., General Counsel, Corporate Secretary and Executive Vice President, to serve as the proxies for the Annual Meeting.
If you complete all of the proxy card except one or more of the voting instructions or otherwise vote without giving specific voting instructions, then the designated proxies will vote your shares for those proposals for which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in their discretion.
If you hold your shares in “street name,” and complete a voting instruction card provided by your broker, bank or other nominee except with respect to one or more of the proposals or otherwise vote without giving specific instructions, then your broker may be able to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” above.
Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares by proxy in advance of the Annual Meeting so that, in the event that you become unable to attend the Annual Meeting, your shares will still be voted as directed by you. Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern Time on June 4, 2024, and mailed proxy cards must be received by 11:59 p.m. Eastern Time on June 4, 2024 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended. The voting deadlines and methods of voting for beneficial owners of shares held in “street name” will depend on the voting processes of the brokers, banks or other nominees that hold your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that such broker, bank or nominee.
What are my choices when voting?
With respect to Proposal 1 (election of directors), votes may be cast in favor of or withheld from each of the nominees. With respect to Proposal 2, (approval of a non-binding, advisory vote regarding the compensation of the Company’s named executive officers), and Proposal 3 (ratification of appointment of the Company’s independent registered public accounting firm), stockholders may vote for the proposal, vote against the proposal, or abstain from voting on the proposal.
What are the Board of Directors’ recommendations on how I should vote my shares?
The Board unanimously recommends that you vote your shares as follows:
Proposal 1 — FOR the election of each of the three director nominees as a Class I Director of the Company until the Company’s 2027 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal;
Proposal 2 — FOR the approval of the non-binding, advisory vote regarding the compensation of the Company’s named executive officers;
Proposal 3 — FOR the ratification of Deloitte & Touche LLP as the Company’s independent auditors for 2024.

What if I do not specify how I want my shares voted?
If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends voting as set forth above under “What are the Board of Directors’ recommendations on how I should vote my shares?”
If you are a “street name” holder and do not provide voting instructions on one or more proposals or otherwise vote without giving specific voting instructions, your bank, broker or other nominee may be able to vote those shares. See “What is a broker non- vote?” above.
Can I change my vote or revoke my proxy?
Yes. If you are a record holder, you may revoke your proxy at any time before it is voted on any matter at the Annual Meeting by any of the following means on or before 11:59 p.m. Eastern Time on June 4, 2024:
•
Voting by telephone or online over the Internet at a later date as described in the “How do I vote my shares” section above;

•
Completing and returning a new valid proxy bearing a later date and returning it by mail; or

•
Giving written notice of revocation to the Company addressed to the Corporate Secretary, at the Company’s address above.

Virtually attending the Annual Meeting, without voting online during the Annual Meeting, will not revoke your prior Internet vote, telephone vote or proxy submitted by mail, as the case may be.
If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions. Please contact your bank, broker or other nominee and follow its directions to change your vote.
What vote is required to approve each proposal?
For Proposal 1 (election of directors), a plurality of the votes properly cast is required to elect a nominee as a director of the Company. This means that the three nominees who receive the most FOR votes will be elected. For Proposal 2 (approval of a non-binding, advisory vote regarding the compensation of the Company’s named executive officers) and Proposal 3 (ratification of appointment of the Company’s independent registered public accounting firm), the affirmative vote of a majority of the votes properly cast is required.
How are votes withheld from director nominees, abstentions and broker non-votes treated?
Votes withheld, abstentions and broker non-votes are included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting. For Proposal 1 (election of directors), withhold and broker non-votes will have no effect in determining the outcome of the election of directors. For Proposals 2 (approval of a non-binding, advisory vote regarding the compensation of the Company’s named executive officers), and 3 (ratification of appointment of the Company’s independent registered public accounting firm), abstentions and broker non-votes will have no effect on the vote for such proposal.
What is the required quorum for the Annual Meeting?
The presence, virtually or by proxy, of the holders of one-third of outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum exists, shares are counted as present at the Annual Meeting if a stockholder entitled to vote is present at the meeting, or has submitted a properly signed proxy in writing, or by voting over the Internet or by telephone. We also count votes withheld, abstentions and broker non-votes as present for purposes of determining a quorum. If a quorum is not present or represented at the Annual Meeting, the holders of voting stock representing one-third of the voting power present at the meeting or the presiding officer may adjourn the Annual Meeting from time to time without notice other than announcement at the meeting until a quorum is present or represented. However, if the adjournment is for more than thirty days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present virtually and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote or to notice.
The Company recently reduced the quorum requirement from a majority to one-third of the voting power of the outstanding stock entitled to vote at the Company’s stockholder meetings to ensure that the Company may achieve quorum at the Annual Meeting and at subsequent meetings of stockholders. The Company’s experience over the last few years is that a significant number of its stockholders do not, either directly or through their brokerage accounts, complete their proxies or otherwise deliver voting instructions. Accordingly, securing a quorum at annual meetings has become a challenge despite the Company’s best efforts to solicit participation of its stockholders, directly and with the assistance of its proxy solicitor. The Company believes that reducing the quorum requirement to one-third of the stock entitled to vote on a proposal will reduce the risk of failing to achieve a quorum for any stockholder meetings, which failure would require the Company to adjourn such meetings and therefore cause the Company to incur additional costs and suffer disruptions to its business. If the stockholder turnout increases at stockholder meetings in the future, the Company will consider returning the quorum requirement to a majority of the stock entitled to vote on a proposal.
Why did I receive a notice regarding the availability of proxy materials on the Internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders as of the Record Date will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet

Availability of Proxy Materials. We intend to mail the Notice of Internet Availability of Proxy Materials on or about April 26, 2024 to all stockholders of record entitled to vote at the Annual Meeting.
Can I access the Notice of Annual Meeting of Stockholders, this proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 on the Internet?
Yes, these materials are available on our website and can be accessed at www.proxyvote.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.
What are the solicitation expenses and who pays the cost of this proxy solicitation?
Our Board is soliciting your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the Company’s common stock and collecting voting instructions. We may use our officers and employees to solicit proxies. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $17,500 plus reimbursement of expenses. The fees of MacKenzie Partners, Inc. as well as the reimbursement of expenses of MacKenzie Partners, Inc. will be borne by us. Under the engagement agreement with MacKenzie Partners, Inc., we will indemnify and hold MacKenzie Partners, Inc. and all of its directors, officers, employees and agents harmless against all claims, expenses, losses, damages, liabilities and/or judgments of any kind whatsoever that arise out of or relate to the advisory, consulting and proxy solicitation services under the agreement (the “Losses”), except for any Losses that are held in a final judicial decision by a court of competent jurisdiction from which no right of appeal exists to have resulted from willful misconduct or bad faith on the part of MacKenzie Partners, Inc.
Is this proxy statement the only way that proxies are being solicited?
No. In addition to the solicitation of proxies by use of the mail, our officers and employees, as well as MacKenzie Partners, Inc., may solicit the return of proxies, either by mail, telephone, fax, e-mail or through personal contact. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the Company’s common stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of shares of the Company’s common stock.
Where can I find voting results?
The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.
What is “householding” and how does it affect me?
With respect to eligible stockholders who share a single address, we may send only one notice or proxy statement to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs and reduce our environmental impact. However, if a stockholder of record residing at such address wishes to receive a separate notice or proxy statement in the future, he or she may contact Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attn: Investor Relations or call the Company at (518) 782-7700 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our notice or proxy statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.
We hereby undertake to deliver promptly, upon written or oral request, a copy of the notice or proxy statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of proxy or voting materials. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a notice for shares held in your name and a notice or voting instruction card for shares held in “street name.” Please complete, sign, date, and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.
Can I request a paper or email copy of the proxy materials?
Yes. To facilitate timely delivery of paper or email copies, all requests must be received by May 22, 2024. The Notice of Internet Availability of Proxy Materials, this proxy statement, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.proxyvote.com. Stockholders can elect to receive paper copies in the mail by visiting www.plugpower.com, by writing to Investor Relations at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110 or by contacting the Company at (518) 782-7700.
Many brokerage firms and banks are also offering electronic proxy materials to their clients. If you are a beneficial owner of Plug Power Inc. stock, you may contact your broker, bank or other nominee to find out whether this service is available to you. If your broker or bank uses Broadridge Investor Communications, you can sign up to receive electronic proxy materials at www.proxyvote.com.
Who can help answer my questions?
The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. Please feel free to contact the firm assisting us in the solicitation of proxies, MacKenzie Partners, Inc., if you have any questions or need assistance in voting your shares. Banks and brokers may call MacKenzie Partners, Inc. at (212) 929-5500. Stockholders may contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or at proxy@mackenziepartners.com.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
At the Annual Meeting, three Class I Directors will be elected, each to serve until the Annual Meeting of Stockholders in 2027 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal. The Board has nominated each of Andrew J. Marsh, Maureen O. Helmer and Kavita Mahtani for election as a Class I Director.
Mr. Marsh, Ms. Helmer and Ms. Mahtani are currently members of our Board and each has been nominated for reelection to serve as a Class I Director.
Shares represented by each properly executed proxy will be voted for the re-election of Mr. Marsh, Ms. Helmer and Ms. Mahtani as directors, unless contrary instructions are set forth on such proxy. Each nominee has agreed to stand for re-election and to serve, if elected, as a director. However, if any nominee fails to stand for re-election or is unable to accept election, the proxies will be voted for the election of such other person as the Board may recommend.
Vote Required for Approval
In accordance with our Amended and Restated Certificate of Incorporation, as amended, and our Seventh Amended and Restated Bylaws (“Bylaws”), a quorum being present, a plurality of the votes properly cast is required to elect a nominee as a director of the Company. Accordingly, the three director nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR” one or more of the nominees, or “WITHHOLD” for one or more of the nominees. Votes that are withheld and broker non-votes will have no effect on the outcome of the election of directors.
Recommendation of the Board
THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD OF DIRECTORS NOMINEES AS A CLASS I DIRECTOR OF THE COMPANY.
INFORMATION ABOUT OUR DIRECTORS
The number of directors of the Company is presently fixed at nine (9), and the Board currently consists of nine (9) members. The Board of Directors is divided into three classes with three (3) directors in Class I, three (3) directors in Class II, and three (3) directors in Class III. Directors in Classes I, II and III serve for three-year terms with one class of directors being elected by the Company’s stockholders at each Annual Meeting of Stockholders.
The Board has nominated each of Andrew J. Marsh, Maureen O. Helmer and Kavita Mahtani for election as a Class I Director. Mr. Marsh, Ms. Helmer and Ms. Mahtani are currently members of our Board and each has been nominated for re-election to serve as a Class I Director.
Set forth below is certain information, as of the date of this proxy statement, regarding the director nominees and each person whose term of office as a director will continue after the Annual Meeting. The biography of each of the director nominees and directors below contains information regarding the relevant experiences, qualifications, attributes, or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.
Director Nominees for Class I Directors
Andrew J. Marsh
Age: 68 Director since 2008 Board Committees: None Class I Director: Continuing in Office until the 2024 Annual Meeting
Andrew J. Marsh joined the Company as President and Chief Executive Officer in April 2008 and has been our director since 2008. As President and Chief Executive Officer, Mr. Marsh plans and directs all aspects of the organization’s policies and objectives, and is focused on building a company that leverages Plug Power’s combination of technological expertise, talented people and focus on sales growth and profitability to continue the Company’s leadership stance in the future alternative energy economy. Mr. Marsh also serves on the board of directors of Gevo, Inc., a publicly traded renewable chemicals and advanced biofuels company.
Previously, Mr. Marsh was a co-founder of Valere Power, where he served as chief executive officer and board member from the company’s inception in 2001, through its sale to Eltek ASA in 2007. Under his leadership, Valere grew into a profitable global operation with over 200 employees and $90 million in revenue derived from the sale of DC power products to the telecommunications sector. During Mr. Marsh’s tenure, Valere Power received many awards such as the Tech Titan award as the fastest growing technology company in the Dallas Fort Worth area and the Red Herring Top 100 Innovator Award. Prior to founding Valere, he spent almost 18 years with Lucent Bell Laboratories in a variety of sales and technical management positions.
Mr. Marsh is a prominent voice leading the hydrogen and fuel cell industry. Nationally, he is the former Chairman of the Fuel Cell and Hydrogen Energy Association, and was a member of the Hydrogen and Fuel Cell Technical Advisory Committee (“HTAC”) within the Department of Energy’s Hydrogen Program, which was disbanded in January 2021.
HTAC was responsible for providing advice to the Department of Energy regarding its hydrogen and fuel cell program goals, strategies, and activities. Internationally, Mr. Marsh represents Plug Power in its role as supporting members of the Hydrogen Council, a global initiative of leading energy, transport and industry companies with a united vision and long-term ambition for hydrogen to foster the energy transition. Mr. Marsh holds a Bachelor of Electrical Engineering Technologies from Temple University, Master of Science in Electrical Engineering from Duke University and a Master of Business Administration from Southern Methodist University.

Andrew J. Marsh
We believe Mr. Marsh’s qualifications to sit on our Board include his extensive experience with the alternative energy industry, as well as his experience in management positions.
Maureen O. Helmer
Age: 67 Director since 2004 Board Committees: Audit; Corporate Governance and Nominating (Chair); Regulatory Affairs (Chair) Class I Director: Continuing in Office until the 2024 Annual Meeting
Maureen O. Helmer has been a director of the Company since 2004. Ms. Helmer worked at the law firm Barclay Damon, LLP until her retirement in 2021 as a senior member of the firm’s energy and telecommunications Regulatory Practice Area. Prior to joining Barclay Damon, LLP, Ms. Helmer was a member of Green & Seifter Attorneys, PLLC. From 2003 through 2006, she practiced as a partner in the law firm of Couch White, LLP and then as a solo practitioner. Ms. Helmer has advised international energy, telecommunications and industrial companies on policy and government affairs issues. In addition to serving as Chair of the New York State Public Service Commission (“PSC”) from 1998 to 2003, Ms. Helmer also served as Chair of the New York State Board on Electric Generation Siting and the Environment. Prior to her appointment as Chair, Ms. Helmer served as Commissioner of the PSC from 1997 until 1998 and was General Counsel to PSC from 1995 through 1997. From 1984 through 1995, Ms. Helmer held several positions in the New York Legislature, including Counsel to the Senate Energy Committee. She also served as a board member of the New York State Energy Research and Development Authority, the New York State Environmental Board and the New York State Disaster Preparedness Commission during her tenure as Chair of the PSC from 1996 to 2003. In addition, she was Vice Chair of the Electricity Committee of the National Association of Regulatory Utility Commissioners and a member of the NARUC Board of Directors. She was also appointed to serve as a member of the New York State Cyber-Security Task Force. She formerly served as a board member of the Center for Internet Security from 2012 to 2016, the Center for Economic Growth from 2008 to 2016, and New York Women in Communications and Energy from 1990 to 2016. Ms. Helmer earned her Bachelor of Science from the State University at Albany and her Juris Doctorate from the University of Buffalo Law School. She is admitted to practice law in New York.
We believe Ms. Helmer’s qualifications to sit on our Board include her long history of experience with energy regulation, policy and government affairs and advising energy and industrial companies.

Kavita Mahtani
Age: 53 Director since 2022	Kavita Mahtani has been a director of the Company since 2022. Ms. Mahtani is Chief Financial Officer for HSBC Bank plc and Western Markets. In this role, Ms. Mahtani is responsible for the financial operations of HSBC Bank plc and all of its entities and

Kavita Mahtani
Board Committees: Audit; Merger & Acquisition / Strategy Class I Director: Continuing in Office until the 2024 Annual Meeting operations, overseeing the financial functions, including accounting, regulatory reporting, stress testing and capital management. Prior to joining HSBC, Ms. Mahtani served in several leadership roles during her 13-year tenure with Citigroup, Inc., including Managing Director — Global Head of Asset and Liability Management, Chief Financial Officer, Global Corporate and Investment Banking, and Managing Director — Global Head of Financial Planning and Analysis, among others. Ms. Mahtani has also held roles with Morgan Stanley and Merrill Lynch & Company, Inc. Ms. Mahtani holds a Bachelor of Science degree in Economics from the University of Pennsylvania, The Wharton School, and a Master of Business Administration from the University of Chicago’s Graduate School of Business.
We believe Ms. Mahtani’s qualifications to sit on our Board include extensive experience with growth strategies, merger and acquisition implementation, and leadership.

Class II Directors
Mark J. Bonney
Age: 70 Director since 2023 Board Committees: Audit (Chair); Regulatory Affairs Class II Director: Continuing in Office until the 2025 Annual Meeting	Mark J. Bonney has been a director of the Company since 2023. Mr. Bonney currently serves as President and Chief Executive Officer of On Board Advisors, LLC, a financial and strategic advisory firm. Mr. Bonney currently serves on the board of directors of Tile Shop Holdings, Inc., a publicly traded specialty retailer of tile products and accessories, since July 2020. Prior to that, he served on the board of directors of Zix Corporation, a then-publicly traded provider of cloud email security solutions, from January 2013 until its merger in December 2021. Mr. Bonney also previously served as a director of SeaChange International, Inc., a provider of end-to-end video delivery and management software solutions, from August 2017 through December 2019, including as Executive Chair and principal executive officer from April 2019 through October 2019, and Independent Chairman from October 2019 through December 2019. From May 2018 until its merger in April 2019, he served as President and Chief Executive Officer and a director of RhythmOne plc (previously known as Blinkx and also known as RhythmOne Group), an online publicly traded provider of multi-screen digital advertising, where he also served as the Interim Chief Financial Officer from February 2019 to April 2019. Prior to that, Mr. Bonney served as President and Chief Executive Officer of MRV Communications, Inc., a publicly traded supplier of network equipment to the telecommunications industry, from December 2014 until its sale in August 2017 and as a director of MRV Communications, Inc. from April 2013 to August 2017. Mr. Bonney previously served as a director of Sigma Designs, Inc., a

Mark J. Bonney

provider of system-on-a-chip semiconductor solutions for smart homes, from August 2012 through August 2015; Executive Vice President and Chief Financial Officer of Direct Brands, Inc., a direct to consumer media company, from 2010 to 2012; vice president and general manager of the Authentication Solutions Group of JDS Uniphase Corporation (“JDSU”), an optical technologies and telecommunications firm, from 2008 to 2010; and as a director from 2003 until 2005, and Executive Vice President and Chief Financial Officer from 2005 to 2008, of American Bank Note Holographics, Inc., an optical security device company, which was acquired by JDSU. Mr. Bonney has also previously held executive roles with technology companies, including President, Chief Operating Officer and a director of Axsys Technologies, Inc., a manufacturer of components and subsystems for aerospace, defense, data storage, medical and other high technology applications, from 1999 to 2002, and Chief Financial Officer of Zygo Corporation, a manufacturer of components for semiconductor, data storage and industrial markets, from 1993 to 1999. Mr. Bonney holds a B.S. in Business from Central Connecticut State University and an M.B.A. from the University of Hartford.
We believe Mr. Bonney’s qualifications to sit on our Board include his experience in finance, strategy, and executive leadership, having served various executive roles and as a director for several prominent public companies.

Gregory L. Kenausis
Age: 54 Director since 2013 Board Committees: Audit; Compensation; Merger & Acquisition / Strategy Class II Director: Continuing in Office until the 2025 Annual Meeting
Gregory L. Kenausis has been a director of the Company since October 2013. Dr. Kenausis is the founding partner and since 2005 has been the Chief Investment Officer of Grand Haven Capital AG, an investment firm, where he is the head of research and trading activity and is responsible for managing the fund’s operations and structure. He also has worked extensively as a business consultant with a focus on business development and strategy, as well as valuation. Dr. Kenausis earned a bachelor’s degree from Yale University and a doctoral degree from the University of Texas at Austin.
We believe Dr. Kenausis’ qualifications to sit on our Board include his background and senior level experience in financial investments, business development and strategy, management and equity capital markets.

George C. McNamee
Age: 77 Director since 1997 Board Committees: Compensation; Regulatory Affairs; Merger & Acquisition / Strategy Class II Director: Continuing in Office until the 2025 Annual Meeting
George C. McNamee serves as Chairman of the Company’s Board of Directors and has served as such since 1997. He was previously Chairman of First Albany Companies Inc. and a Managing Partner of FA Tech Ventures, an information and energy technology venture capital firm. As an executive and director of numerous companies, Mr. McNamee has navigated technological change, rapid-growth, crisis management, team building and strategy. As a public company director, Mr. McNamee has led board special committees, chaired audit committees, chaired three boards and has been an active lead director. Mr. McNamee currently serves on the board of directors of HyVia, which is the Company’s joint venture with Renault SAS. He has previously served on several public company boards, including the boards of Mechanical Technology Inc. and the Home Shopping Network. He has been an early stage investor, director and mentor for private companies that subsequently went public including MapInfo (now Pitney Bowes), META Group (now Gartner Group) and iRobot Corporation, where he served as a director from 1999 to 2016 and as lead director for the last 11 of those years. In 2011, Mr. McNamee was the first history major awarded the Yale Science and Engineering Association Distinguished Service Award. He served as a NYSE director from 1999 to 2004 and chaired its foundation. In the aftermath of the 1987 stock market crash, he chaired the Group of Thirty Committee to reform the Clearance and Settlement System. Mr. McNamee has been active as a director or trustee of civic organizations including The Albany Academies and Albany Medical Center, whose Finance Committee he chaired for 12 years. He is also a director of several private companies, a Sterling Fellow of Yale University and a Trustee of The American Friends of Eton College. He conceived and co-authored a book on the Chicago Conspiracy Trial. He received his Bachelor of Arts degree from Yale University.
We believe Mr. McNamee’s qualifications to sit on our Board include his experience serving on technology company boards, his background in investment banking, which has given him broad exposure to many financing and merger and acquisition issues, and experience with the financial sector and its regulatory bodies.

Class III Directors
Gary K. Willis
Age: 78
Director since 2003
Board Committees: Audit; Compensation (Chair); Corporate Governance and Nominating; Regulatory Affairs; Merger & Acquisition / Strategy
Class III Director: Continuing in Office until the 2026 Annual Meeting

Gary K. Willis has been a director of the Company since 2003. Mr. Willis previously served as the President of the Zygo Corporation from February 1992 to 1999 and the Chief Executive Officer from 1993 to 1999. Mr. Willis served as a director of Zygo Corporation from 1992 to November 2000, including as Chairman of the board from 1998 to 2000. Mr. Willis also served as a director of Zygo Corporation from 2004 to 2014. Zygo Corporation, which was acquired in 2014 by Ametek, Inc., was a provider of metrology, optics, optical assembly, and systems solutions to the semiconductor, optical manufacturing, and industrial/automotive markets. Prior to joining Zygo Corporation, Mr. Willis served as the President and Chief Executive Officer of The Foxboro Company, a manufacturer of process control instruments and systems. Mr. Willis holds a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute.
We believe Mr. Willis’ qualifications to sit on our Board include his extensive experience in management and director positions with similar companies, as well as his educational background in mechanical engineering.

Patrick Joggerst
Age: 66 Director since 2023 Board Committees: Compensation; Corporate Governance and Nominating Class III Director: Continuing in Office until the 2026 Annual Meeting	Patrick Joggerst has been a director of the Company since July 2023. Mr. Joggerst is currently the Founder and Principal at J21 Consulting Group, a management consulting practice focusing on organization transformation and sales acceleration. From January 2018 until November 2021, Mr. Joggerst served as Chief Marketing Officer and Executive Vice President of Business Development at Ribbon Communications Inc., a publicly traded software, analytics and cloud solutions provider for communications services, which was created from the merger of Genband US LLC, a provider of carrier and enterprise network transformation and real-time communications solutions, and Sonus Networks, Inc., a publicly traded cloud-based communications distributor of mobile network operation and Microsoft solutions. Prior to his role with Ribbon Communications Inc., he served as an Executive Vice President of Global Sales and Marketing at GENBAND™ from January 2016 to December 2017 and as the Chief Marketing Officer and Executive Vice President from March 2015. Mr. Joggerst holds a B.S. in Foreign Service from Georgetown University, with a concentration in international commerce and finance.

Patrick Joggerst
We believe Mr. Joggerst ‘s qualifications to sit on our Board include his more than 25 years of experience in various roles in the technology, software, marketing, and telecommunications sectors.
Kyungyeol Song
Age: 51 Director since 2021 Board Committees: Merger & Acquisition / Strategy Class III Director: Continuing in Office until the 2026 Annual Meeting
Kyungyeol Song has been a director of the Company since February 2021. Dr. Song is the Chief Operating Officer at PassKey, Inc., a US-based energy transition business entity of SK E&S Co., Ltd. Prior to his current position, Dr. Song served as the Senior Vice President in Energy Solution TF at SK Group Supex Council from February 2019 until August 2020 and was the Head of Quantum Growth TF at SK until 2022. Dr. Song also served as the Director of the McKinsey Energy Center from February 2007 until December 2018. Dr. Song received a Ph.D. in Control and Estimation Theory, Aeronautics and Astronautics from the Massachusetts Institute of Technology, a Master of Science in Aerospace Engineering from Seoul National University, and a Bachelor of Science degree in Aerospace Engineering from Seoul National University. Dr. Song was appointed to the Board by Grove Energy Capital LLC, a stockholder of the Company, pursuant to the Investor Agreement, dated as of February 24, 2021, which is described below.
We believe Dr. Song’s qualifications to sit on our Board include his extensive experience with the renewable energy industry.

The Board of Directors has determined that Messes. Helmer and Mahtani, Drs. Kenausis and Song and Messrs. Bonney, McNamee, Joggerst and Willis are independent directors as defined in Rule 5605(a)(2) under the Marketplace Rules of the National Association of Securities Dealers, Inc. (the “Nasdaq Rules”).
Investor Agreement
Pursuant to the Investor Agreement (the “Investor Agreement”), dated as of February 24, 2021, between the Company, Grove Energy Capital LLC (“Grove Energy”), SK Holdings, Co., Ltd (“SK Holdings”), and SK E&S Co., Ltd. (“SK E&S”), Grove Energy is entitled to designate one person (the “SK Designee”) to be appointed to the Board of Directors of the Company.
Grove Energy has the right to require the Board of Directors to nominate a SK Designee for election to the Board by the stockholders of the Company at annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of our issued and outstanding common stock, and (ii) any expiration or termination of the definitive joint venture agreement with respect to a joint venture in Asia (the “Asia JV Agreement”).
Grove Energy selected Dr. Song as the SK Designee and the Board of Directors appointed Dr. Song as a director of the Company on February 24, 2021.

Board Leadership Structure
Our Board currently believes that Plug Power and its stockholders are best served by a Board leadership structure in which the roles of the Chief Executive Officer and the Chairman of the Board are held by different individuals. Andrew J. Marsh has served as our Chief Executive Officer since 2008 and George C. McNamee has served as Chairman of the Board since 1997. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. Separating these positions allows our Chief Executive Officer to set the strategic direction of the Company and focus on the Company’s day-to-day business operations, while allowing the Chairman to lead the Board in fulfilling its oversight role of management and risk management practices, approving the agenda for Board meetings and presiding over Board meetings and over the meetings of our independent directors in executive sessions.
While our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the Board believes that our current leadership structure is appropriate because it provides an effective balance between strategy development and independent leadership and management oversight. Our Board understands that there are differing views on the most appropriate Board leadership structure depending on a company’s specific characteristics and circumstances. Our Board annually reviews its leadership structure to determine whether it continues to best serve the Company and its stockholders. We will notify our stockholders if the Chairman and Chief Executive Officer positions are combined promptly upon the Board’s decision.
Board Composition and Refreshment
The Corporate Governance and Nominating Committee and the Board follow a thoughtful refreshment process to ensure the Board composition best reflects the most appropriate mix of skills and experiences to perform strong oversight of the Company’s strategic priorities. The Committee and the Board strive to maintain a balance of tenure on the Board. Longer-serving directors bring valuable experience and a deep understanding of our complex business and industry, along with a historical perspective of our long-term successes, challenges and business cycles, and how these past experiences may inform our current strategy. Newer directors are also critical to the advancement of our strategy, bringing new skills and experiences and contributing fresh perspectives. Over the past couple of years, the Board has been keenly focused on the recruitment of exceptional director candidates to replace departing directors. The Board focused on director candidates whose skills and experience not only enhanced the Board but also made them highly qualified to serve on our Audit Committee.
Risk Management
Our Board of Directors plays a central role in overseeing and evaluating risk. While it is management’s responsibility to identify and manage our exposure to risk on an ongoing, day-to-day basis, the Board routinely discusses these risks with management and actively oversees our risk-management procedures and protocols. The Board regularly receives reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic, and cybersecurity and other information security risks, as well as information regarding ongoing risk management activities. Such reports review long-term and short-term, internal and external risks facing the Company and periodically involve the support of outside advisors, who may assist the Board and management with identifying potential risks or threats to the Company or its stockholders. Risk management is also a standing agenda item for the regularly scheduled, quarterly Audit Committee meetings. As appropriate or necessary, senior management may report to the Board or its committees on risk management activities more frequently and, depending on the immediacy or severity of the risk, may implement additional controls or procedures. The Company also periodically engages outside advisors who specifically report to the Board regarding enterprise risk management.
Each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee exercises oversight and provides guidance relating to the particular risks within the purview of each committee, as well as making periodic reports to the full Board. The Board and each of these committees regularly discuss with management our major risk exposures, their potential financial impact on Plug Power and the steps we take to manage them. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, cybersecurity and legal and regulatory compliance. The Corporate Governance and Nominating Committee is responsible for oversight of risks relating to management and Board succession planning, as well as environmental, social, and governance initiatives. The Compensation Committee is responsible for the oversight of risks related to compensation matters, including compliance with applicable federal securities laws. The Board also has two additional standing Board committees: the Merger & Acquisition / Strategy Committee and the Regulatory Affairs Committee. The Regulatory Affairs Committee is responsible for the oversight of the Company’s compliance programs and activities to help ensure the Company complies with all laws, rules and regulations applicable to the Company and its operations, and the Merger & Acquisition / Strategy Committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to the Company’s long-term strategy, risks and opportunities relating to such strategy, and strategic decisions regarding acquisitions, investments, joint ventures and divestitures by the Company.
Diversity of Current Board
We believe that it is important that the Board reflects the diversity of our employees and the communities that we serve. Diversity is an important consideration in the process that the Corporate Governance and Nominating Committee follows when identifying nominees to serve as directors. As required by rules of the Nasdaq Stock Market that were approved by the SEC in August 2021, we are providing information about the gender and demographic diversity of our current directors in the format required by Nasdaq Rules.
The information in the matrix below is based solely on information provided by our directors about their gender and demographic self-identification as of the date of this proxy statement. Directors who indicated that they preferred not to answer a question are shown as “did not disclose gender” or “did not disclose demographic background” below.

Board Diversity Matrix
Total Number of Directors	9
	Female	Male	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	1
Part II: Demographic Background
Asian	1	1	0
White	1	4	0
LGBTQ+	0	1	0
Did Not Disclose Demographic Background	0	0	1
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
The Board held thirteen meetings during the fiscal year ended December 31, 2023 (“Fiscal 2023”). During Fiscal 2023, the Board had five standing Board committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Merger & Acquisition / Strategy Committee and the Regulatory Affairs Committee. During Fiscal 2023, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of the Board on which the director served (during the periods that he or she served).
Audit Committee
The Audit Committee consists of Mr. Bonney (Chair), Dr. Kenausis, Mr. Willis, and Messes. Helmer and Mahtani. The Audit Committee held seven meetings during Fiscal 2023.
Audit Committee Report
The Audit Committee is currently composed of five directors, each of whom is an independent director as defined in the Nasdaq Rules and the applicable rules of the SEC. In addition, the Board has determined that Mr. Bonney qualifies as an “audit committee financial expert” as defined in the applicable rules of the SEC. Mr. Bonney’s designation by the Board as an “audit committee financial expert” is not intended to be a representation that he is an expert for any purpose as a result of such designation, nor is it intended to impose on him any duties, obligations, or liability greater than the duties, obligations or liability imposed on him as a member of the Audit Committee and the Board in the absence of such designation.
The Audit Committee’s primary responsibility is for oversight of the Company’s accounting and financial reporting processes, audits of the Company’s financial statements, and internal control over financial reporting. A more complete description of the Audit Committee’s functions is set forth in the Audit Committee’s charter which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.

In accordance with the Audit Committee’s charter, management has the primary responsibility for the financial statements and the financial reporting process, including maintaining an adequate system of internal controls over financial reporting. The Company’s independent registered public accounting firm reports directly to the Audit Committee and is responsible for performing an integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee, among other matters, is responsible for appointing the Company’s independent registered public accounting firm, (i) evaluating such independent registered public accounting firm’s qualifications, independence and performance, (iii) determining the compensation for such independent registered public accounting firm, and (iv) pre-approving all audit and non-audit services. Additionally, the Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and the integrated audit of the Company’s financial statements and internal control over financial reporting, including the work of the independent registered public accounting firm. The Audit Committee reports to the Board with regard to:
•
the scope of the annual integrated audits;

•
fees to be paid to the independent registered public accounting firm;

•
the performance of the Company’s independent registered public accounting firm;

•
compliance with accounting and financial policies; and

•
the Company’s procedures and policies relative to the adequacy of internal controls over financial reporting.

The Audit Committee reviewed and discussed with management of the Company and Deloitte & Touche LLP the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023, including management’s assessment of the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2023.
Additionally, the Audit Committee has discussed with Deloitte & Touche LLP other matters required to be discussed under professional standards. The Audit Committee has also discussed related party transactions, the critical accounting policies used in the preparation of the Company’s annual consolidated financial statements, alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP’) that Deloitte & Touche LLP discussed with management, if any, and the ramifications of using such alternative treatments and other written communications between Deloitte & Touche LLP and management.
Deloitte & Touche LLP has provided to the Audit Committee the written disclosures and the letter required by the applicable Public Company Accounting Oversight Board requirements for independent public accounting firm’s communications with audit committees concerning auditor independence, and the Audit Committee discussed with Deloitte & Touche LLP the firm’s independence. The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee has also concluded that Deloitte & Touche LLP’s performance of services is compatible with Deloitte & Touche LLP’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. This report is provided by the following independent directors, who constitute the Audit Committee:
Mark J. Bonney (Chair)
Gregory L. Kenausis
Maureen O. Helmer
Kavita Mahtani
Gary K. Willis
Independent Auditors’ Fees
The following table presents fees for professional and other services rendered by Deloitte & Touche LLP (Rochester, New York; PCAOB ID No. 34) for the fiscal years ended December 31, 2022 and December 31, 2023:
	2023	2022
Audit Fees	$5,397,650	$4,201,429
Audit-Related Fees	$403,307	$94,000
Tax Fees	$87,553	$492,819
All Other Fees	1,895	—
Total	$5,890,405	$4,788,248
In the above table, and in accordance with SEC definitions and rules: (1) “audit fees” are fees for professional services for the audit of the Company’s consolidated financial statements included in the Form 10-K for the fiscal year ended December 31, 2023, audit of the Company’s internal controls over financial reporting, review of unaudited interim consolidated financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements; (2) “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; (3) “tax fees” are fees for tax compliance, tax advice, and tax planning; and (4) “all other fees” are fees for any services not included in the first three categories.
The Audit Committee pre-approved all audit and audit-related services provided to the Company by Deloitte & Touche LLP for the fiscal year ended December 31, 2023.
Compensation Committee
The Compensation Committee consists of Messrs. Willis (Chair), Joggerst, Kenausis and McNamee, each of whom is an independent director under the Nasdaq Rules. The Compensation Committee held five meetings during Fiscal 2023. See “Compensation Committee Report” and “Compensation Committee Interlocks and Insider Participation”

for a further description of the Compensation Committee and its activities in Fiscal 2023. The Compensation Committee’s primary responsibilities include (i) reviewing, prescribing, and approving compensation policies, plans, and programs that are appropriate for the Company in light of all relevant circumstances, that provide incentives to achievement of the Company’s goals and objectives, that are consistent with the culture of the Company and that further the overall goal of building stockholder value; and (ii) reviewing and approving changes to the Company’s executive officers and management team as the Company’s needs and priorities evolve over time. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter, which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee consists of Ms. Helmer (Chair) and Messrs. Joggerst, McNamee and Willis. The Board has determined that each of each of Ms. Helmer and Messrs. Joggerst, McNamee and Willis is an independent director under the Nasdaq Rules. The Corporate Governance and Nominating Committee held five meetings during Fiscal 2023. The Corporate Governance and Nominating Committee’s responsibilities include (i) establishing criteria for Board and committee membership, (ii) considering director nominations consistent with the requirement that a majority of the Board be comprised of independent directors as defined in the Nasdaq Rules, (iii) identifying individuals qualified to become Board members, and (iv) selecting the director nominees for election at each Annual Meeting of Stockholders. The Corporate Governance and Nominating Committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and periodically reviewing such guidelines and recommending any changes thereto. A more complete description of the Corporate Governance and Nominating Committee’s functions is set forth in the Corporate Governance and Nominating Committee’s charter, which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.
Merger & Acquisition / Strategy Committee
The Merger & Acquisition / Strategy Committee consists of Mr. Kenausis (Chair), Messrs. McNamee, Song and Willis, and Ms. Mahtani. The Board has determined that each of Mr. Kenausis (Chair), Messrs. McNamee, Song and Willis, and Ms. Mahtani is an independent director under the Nasdaq Rules. The Merger & Acquisition / Strategy Committee did not hold any meetings during Fiscal 2023, but had various discussions with management during Fiscal 2023. The Merger & Acquisition / Strategy Committee’s responsibilities include assisting the Board in fulfilling its oversight responsibilities relating to the Company’s long-term strategy, risks and opportunities relating to such strategy, and strategic decisions regarding acquisitions, investments, joint ventures and divestitures by the Company. A more complete description of the Merger & Acquisition / Strategy Committee’s functions is set forth in the Merger & Acquisition / Strategy Committee charter, which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.

Regulatory Affairs Committee
The Regulatory Affairs Committee consists of Ms. Helmer and Messrs. Bonney, McNamee and Willis. The Board has determined that each of Ms. Helmer (Chair) and Messrs. Bonney, McNamee and Willis is an independent director under the Nasdaq Rules. The Regulatory Affairs Committee did not hold any meetings during Fiscal 2023, but had various discussions with management during Fiscal 2023. The Regulatory Affairs Committee’s responsibilities include making recommendations to the Board relating to internal oversight responsibilities of the Company’s compliance programs and activities to help ensure the Company complies with all laws, rules and regulations applicable to the Company and its operations. The primary objective of the Committee is to provide direction and oversight with respect to the Company’s compliance program, including reviewing the Company’s compliance policies, plans and programs, and recommending changes to the Board that are appropriate for the Company in light of all relevant circumstances, developing and assisting the Company’s personnel designated with oversight of the compliance program in supervising the Company’s internal programs, and monitoring the Company’s compliance with applicable laws, regulations, policies and procedures. A more complete description of the Regulatory Affairs Committee’s functions is set forth in the Regulatory Affairs Committee’s charter. which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Our website is not incorporated into or a part of this proxy statement.
Corporate Governance Guidelines
We have adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including Board membership criteria and director qualifications, director responsibilities, Board structure, Board member access to management and independent advisors, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is published on our website at www.plugpower.com under the Investor Relations section. Our website is not incorporated into or a part of this proxy statement.
Code of Conduct
We have adopted the Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is a “code of ethics” as defined in Item 406(b) of Regulation S-K and embodies our principles and practices relating to the ethical conduct of our business and our long- standing commitment to honesty, fair dealing and full compliance with all laws affecting our business. In the event that we amend or waive certain provisions of our Code of Conduct in a manner that requires disclosure under applicable rules, we intend to provide such required disclosure on our website in accordance with applicable SEC and Nasdaq Rules. Our Code of Conduct is available on our website at www.plugpower.com under the Investor Relations section. Our website is not incorporated into or a part of this proxy statement.

Director Compensation
The Compensation Committee periodically reviews the Company’s Non-Employee Director Compensation Plan (the “Director Compensation Plan”) to ensure that the compensation paid to non-employee directors aligns the directors’ interests with the long-term interests of the stockholders and that the structure of the compensation is simple, transparent, and easy for stockholders to understand. The Compensation Committee also considers whether the Director Compensation Plan fairly compensates the Company’s directors when considering the workload and commitment required in a company of the size, scope and complexity of Plug Power, and considers general market compensation levels for directors to determine whether our director compensation is reasonable and competitive to attract highly qualified and talented individuals to serve on our Board. Employee directors do not receive additional compensation for their services as directors. The Company reimburses all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our Board or any committee thereof.
Pursuant to the Director Compensation Plan, upon initial election or appointment to the Board, each non-employee director (other than Dr. Song) receives an initial, one-time award of a non-qualified stock option to purchase a number of shares equal to $225,000 divided by the closing price of our common stock on the grant date, with an exercise price equal to the fair market value of our common stock on the grant date, that vests in full on the first anniversary of the grant date, subject to continued service through such date. The initial award expires ten (10) years from the grant date. Notwithstanding the foregoing, all shares of our common stock subject to such non-qualified stock option will become fully vested and exercisable, subject to the non-employee director’s continued service relationship through the consummation of a “Sale Event,” as defined in the Company’s 2021 Stock Option and Incentive Plan, as amended (the “2021 Plan”), immediately prior to the consummation of such Sale Event. In addition, pursuant to the Director Compensation Plan, each year of a non-employee director’s tenure, the director (other than Dr. Song and any director receiving an initial award upon initial election or appointment to the Board) receives an equity grant comprised of (i) a non-qualified stock option to purchase a number of shares equal to $112,500 divided by the closing price of our common stock on the date of the grant and (ii) a number of shares of restricted common stock equal to $112,500 divided by the closing price of our common stock on the grant date. The stock option portion of the grant expires ten (10) years from the grant date and has an exercise price equal to the fair market value of our common stock on the grant date. The annual stock option and restricted common stock awards vest in full upon the earlier of the first anniversary of the grant date or the date of the next annual meeting which is at least fifty (50) weeks after the immediately preceding year’s annual meeting, subject to continued service through such date. Notwithstanding the foregoing, all such shares of restricted common stock and stock options will become fully vested, subject to the non-employee director’s continued service relationship through the consummation of a Sale Event, immediately prior to the consummation of such Sale Event.
During the fiscal year ended December 31, 2023, the Chairman of the Board received a $125,000 annual retainer for service as Chairman of the Board, other Board members received a $60,000 annual retainer for service on the Board and committee members received annual retainers for their service on committees of the Board in accordance with the following table:

Committees	Chair ($)	Member ($)
Audit Committee	25,000	20,000
Compensation Committee	20,000	10,000
Corporate Governance and Nominating Committee	15,000	10,000
Merger & Acquisition / Strategy Committee	15,000	10,000
Regulatory Affairs Committee	15,000	10,000
The total amount of the annual retainer is paid in a combination of 50% cash and 50% in shares of common stock of the Company, provided that directors may elect to receive a greater portion (up to 100%) of the total retainer in common stock. At the discretion of the Compensation Committee, directors may elect to receive up to 80% of their annual retainers in cash. All common stock issued for the annual retainers is fully vested at the time of issuance and is valued at its fair market value on the date of issuance. Dr. Song does not receive any compensation as a director (cash or equity) pursuant to the terms of the Investor Agreement.
Non-Employee Director Compensation Table
The following table shows the compensation received or earned by each of our non-employee directors in the fiscal year ended December 31, 2023. Mr. Marsh, who is our President and Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Mr. Marsh, as an employee, is presented in “Executive Compensation — 2023 Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash(1)($)	Stock Awards(2)($)	Option Awards(3)($)	All Other Compensation($)	Total($)
Mark J. Bonney(4)(5)	45,354	—	152,055	—	197,409
Jean A. Bua(6)	43,664	112,500(6)	79,576(6)	—	235,740
Maureen O. Helmer(7)	185,000	112,500	79,576	—	377,076
Patrick Joggerst(5)	38,192	—	152,055	—	190,247
Gregory L. Kenausis	107,059	112,500	79,576	—	299,135
Kavita Mahtani	85,000	112,500	79,576	—	277,076
George C. McNamee(8)	325,000	112,500	79,576	—	517,076
Lucas P. Schneider(9)	34,138	—	—	—	34,138
Jonathan M. Silver(10)	42,192	112,500(10)	79,576(10)	306,085(11)	540,353
Kyungyeol Song(12)	—	—	—	—	—
Gary K. Willis	125,000	112,500	79,576	—	317,076

(1)
Each of the following non-employee directors elected to receive all or a portion of their annual retainers in common stock in lieu of cash in the following amounts: Mark J. Bonney ($22,677), Jean A. Bua ($21,832), Maureen O. Helmer ($55,000), Patrick Joggerst ($19,096), Gregory L. Kenausis ($69,588), Kavita Mahtani ($42,500), George C. McNamee ($100,000), Jonathan M. Silver ($42,192), Lucas P. Schneider ($17,069), and Gary K. Willis ($62,500).

(2)
This column represents the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards

Codification Topic 718 (“FASB ASC Topic 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. Fair value is calculated using the closing price of our common stock on the date of grant. Stock awards granted to directors as part of their annual retainer are fully vested upon grant and annual restricted stock awards made to directors vest in full on the first anniversary of the grant date. For additional information on stock awards, refer to Note 19 of the Company’s consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2023. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2023, the following non-employee directors each held 12,149 shares of restricted stock: Maureen O Helmer, Gregory L. Kenausis, Kavita Mahtani, George C. McNamee, and Gary K. Willis. Mark J. Bonney and Patrick Joggerst did not hold any shares of restricted stock as of December 31, 2023.
(3)
This column represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. For additional information on the valuation assumptions with respect to option awards, refer to Note 19 of the Company’s consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2023. These amounts reflect the Company’s accounting expense for these awards, and do not necessarily correspond to the actual value that will be recognized by the non-employee directors. As of December 31, 2023, following the non-employee directors held options to purchase the following number of shares of common stock: Mark J. Bonney (20,548), Maureen O. Helmer (63,283), Patrick Joggerst (20,548), Gregory L. Kenausis (113,283), Kavita Mahtani (27,669), George C. McNamee (112,247), and Gary K. Willis (194,247).

(4)
Fees earned in cash by Mark J. Bonney were paid to On Board Advisors, LLC, Mr. Bonney’s consulting firm.

(5)
Effective July 10, 2023, Mark J. Bonney and Patrick Joggerst were appointed to the Board.

(6)
Effective July 5, 2023, Jean A. Bua resigned from the Board. Ms. Bua forfeited 12,149 shares of restricted stock and 12,149 shares subject to stock options upon her departure from the Board.

(7)
In addition to compensation for her services as a director of the Company pursuant to the Director Compensation Plan, Maureen O. Helmer also received a one-time cash payment of $75,000 for extraordinary service beyond her typical duties and responsibilities as a non-employee director and in connection with additional time commitments required of her during 2023 for services on the Board.

(8)
In addition to compensation for his services as a director of the Company, George C. McNamee receives $12,500 per quarter for his services on the board of directors of HyVia, which is the Company’s joint venture with Renault SAS. In 2023, Mr. McNamee also received a one-time cash payment of $75,000 in recognition of his special assistance and service to the Board.

(9)
Effective June 27, 2023, the date of our 2023 annual meeting of stockholders, Lucas P. Schneider ended his term on the Board.

(10)
Effective July 10, 2023, Jonathan M. Silver resigned from the Board. Mr. Silver forfeited 12,149 shares of restricted stock and 12,149 shares subject to stock options upon his departure from the Board.

(11)
Effective July 10, 2023, the Company and Mr. Silver entered into a consulting agreement, pursuant to which Mr. Silver served as an advisor and provided consulting services to the Company from July 10, 2023 until July 10, 2024. Under the terms of the consulting agreement, Mr. Silver is eligible to receive an aggregate of $80,000 worth of common stock of the Company (valued at the closing price on the date of grant), paid in four quarterly installments, and an additional award of 24,300 shares of fully vested common stock on the start date of the consulting term. During the year ended December 31, 2023, Mr. Silver received an aggregate of 29,345 shares of common stock in consulting fees.

(12)
Dr. Song is the SK Designee to the Board and does not receive any compensation for his services as a director. Dr. Song did not hold any shares of restricted stock or stock options as of December 31, 2023.

Policy Governing Director Attendance at Annual Meetings
All of our directors are expected to attend the Company’s Annual Meetings of Stockholders, unless doing so is impracticable due to unavoidable conflicts. At the time of the 2023 annual meeting of stockholders, the Company had ten directors and all attended the 2023 annual meeting, with the exception of Jean A. Bua.
Policies Governing Director Nominations
Securityholder Recommendations
The Corporate Governance and Nominating Committee’s current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of the stockholders of the Company entitled to vote in the election of directors in compliance with the procedures established from time to time by the Corporate Governance and Nominating Committee. All securityholder recommendations for director candidates must be submitted to the Company’s Corporate Secretary at Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, who will forward all recommendations to the Corporate Governance and Nominating Committee. For a discussion of the requirements for the submission of stockholder proposals or director nominations, please see “Submission Of Stockholder Proposals Or Director Nominations For 2025 Annual Meeting” below.
Board Membership Criteria
The Corporate Governance and Nominating Committee has established criteria for membership on the Board. These criteria include the following specific, minimum qualifications that the Corporate Governance and Nominating Committee believes must be met by a Corporate Governance and Nominating Committee recommended nominee for a position on the Board:
•
The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Corporate Governance and Nominating Committee, to be highly effective, in conjunction with the other nominees to the Board, in collectively serving the interests of the Company and its stockholders.
In addition to the minimum qualifications for each nominee set forth above, the Corporate Governance and Nominating Committee will recommend that the Board select persons for nomination to help ensure that:
•
the Board will be comprised of a majority of “independent directors” in accordance with the Nasdaq Rules;

•
each of the Audit, Compensation, and Corporate Governance and Nominating Committees shall be comprised entirely of independent directors;

•
each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement; and

•
at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Finally, in addition to any other standards the Corporate Governance and Nominating Committee may deem appropriate from time to time for the overall structure and composition of the Board, the Corporate Governance and Nominating Committee when recommending that the Board select persons for nomination, may consider whether the nominee has direct experience in the industry or in the markets in which the Company operates.
The Corporate Governance and Nominating Committee will recommend to the Board the nomination of the director candidates who it believes will, together with the existing members of the Board and other nominees, best serve the interests of the Company and its stockholders.
Identifying and Evaluating Nominees
In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Corporate Governance and Nominating Committee will primarily apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest, and the ability to act in the interests of all stockholders. Our corporate governance guidelines specify that the value of diversity on the Board should be considered by the Corporate Governance and Nominating Committee in the director identification and nomination process. The Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation, and backgrounds. The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis protected by law. For a more comprehensive discussion of our Corporate Governance and Nominating Committee’s current policy with regard to the consideration of director candidates, please refer to “Policies Governing Director Nominations.”
To review the effectiveness of assessing the diverse skills, qualifications, and backgrounds of director nominations, the Board and each of the five standing Board committees conducts annual self-evaluations. In addition, the Corporate Governance and Nominating Committee monitors the effectiveness of these procedures on an ongoing basis.

CORPORATE RESPONSIBILITY
Plug Power recognizes that environmental, social, and governance (“ESG”) issues are of increasing importance to many investors. We are proud to have published another Corporate Environmental, Social and Governance report (the “ESG Report”) this year. The report contains information about our approach to ESG and details our efforts to link environmental and social impacts to our business strategy to lead the global green hydrogen economy. The ESG report is posted on our website. As part of our ESG efforts, we are committed to fostering a positive and engaging culture of inclusion, care, and support where all people throughout our global workforce can thrive and we are also dedicated to strengthening and improving the quality of life in our communities.
Corporate responsibility is an enterprise-wide commitment and our executive team, supported by our Board, monitors and supports our corporate responsibility efforts.
Environmental Impact
We are focused on continuing to lead energy transformation with our green hydrogen solutions. From implementing our Proton Exchange Membrane fuel cells and electrolyzers that help global customers adopt green hydrogen, to developing end-to-end green hydrogen solutions, we believe our hydrogen solution ecosystem will help the economy transition from one that is fossil fuel-driven to one that is better for a livable planet. Our commitment to the environment is reflected not only through the impacts of our products in operation but to our commitment to resource efficiency, responsible design, materials management, and recycling. Our mission is to consistently increase our supply chain responsibility and manage our products at the end of their lifecycles so that we can displace diesel and other fossil fuels with the accelerated use of green hydrogen as we transition to a global net-zero economy.
In 2023, we reported Scope 1 and 2 emissions, water usage, and electricity usage across all sites. As a first step with respect to our Scope 3 emissions data reporting, we leveraged a consultant in 2023 to conduct an assessment to identify categories material to us based on our operations, potential calculation methodologies, and anticipated data requests. In 2022, we had leveraged a consultant to assist us with performing a physical risk scenario analysis to better understand the resilience of our business, as well as climate risk and opportunity assessment, which was aligned to the Task Force on Climate-Related Financial Disclosures risk taxonomy, to provide an understanding of the types of climate-related risks and opportunities our business may face in the coming years. These analyses remain instructive to our organization on the climate related risks we face now and into the future.
Diversity, Equity and Inclusion
We are dedicated to fostering a culture of diversity and committed to hiring talented individuals from all backgrounds and perspectives to which our ultimate success is linked. Based on self-reporting by our employees in the United States, as of December 31, 2023, approximately 36% of our workforce population was considered diverse and approximately 17% was female.
We are an Equal Opportunity/Affirmative Action Employer and actively seek to maintain a workplace that is free from discrimination on the basis of race, color, religion, sex, sexual orientation, nationality, disability or protected veteran status.

At Plug, we appreciate the collective differences of our employees, and we value different perspectives to solve complex problems and bring innovative solutions. We endeavor to champion inclusivity, to respect each other, and to celebrate our differences as we build an environment of which we are all proud to be a part.
•
Diversity: We embrace the unique characteristics and identities of our employees. Collectively, these individual differences enhance our culture and company achievements. We believe that our strength comes from our intellectual and social diversity and that diversity powers innovation and inspires our team.

•
Equity: All employees have equal opportunity to advance. People are the power of Plug, and we are committed to the investment in our employees. We seek to provide everyone at the Company with equal opportunity to grow and develop, leveraging the unique skills and differences of their individual background, characteristics, and aspirations.

•
Inclusion: We strive to cultivate inclusivity as an organization. At Plug, we are transparent and collaborative, welcoming ideas, thoughts, and questions from everyone. We respect different strengths and viewpoints, understanding that we are stronger together.

To progress further on our Diversity, Equity and Inclusion (“DEI”) initiatives such as recruitment, talent development, and equitable compensation packages, we have established a Diversity, Equity and Inclusion Policy, which sets out the principles and framework by which we, our Board, management, employees and stakeholders strive to foster a diverse, equitable and inclusive culture. We intend to continue conducting human capital management activities, including recruitment, career development and advancement, role design and compensation in a manner reflective of our commitment to diversity, equity and inclusion. We also strive to promote diversity on our Board and in leadership roles throughout the Company. Currently, four of the Company’s nine directors self-identify as female, an under-represented minority or LGBTQ+.
Engagement
We believe that listening to our employees is key to providing a work environment that is inclusive and results in a motivated and engaged workforce. We conduct anonymous employee surveys to understand where we have opportunities to improve and solicit ideas from employees. In our most recent survey in March 2023, employees indicated they would recommend Plug as a great place to work and they are happy working at Plug. Employees indicated they were excited about Plug’s future; they believe they are doing meaningful work at Plug and feel comfortable being themselves at work.
We also believe that transparency and communication are key elements of our culture. Since the onset of the COVID-19 pandemic, we have held a weekly employee meeting led by our Chief Executive Officer. The meeting covers a timely business topic delivered by a subject matter expert within Plug. This provides timely information and opportunities for upcoming leaders to develop their presentation skills and aims to align the workforce with our vision, strategy, and objectives. An open question and answer session is hosted as part of the weekly employee meeting by the Chief Executive Officer, in which employees are encouraged to submit questions and can do so anonymously if they prefer.

Community Involvement
We recognize the importance of supporting our local communities as we continue to grow as an organization. For example, we donate to our local communities, facilitate employee donations through United Way, and have initiated a Community Relations Program to evaluate deserving nonprofit organizations to boost our corporate giving program. Also, each Plug employee is provided 16 hours per year paid time off to volunteer with a not-for-profit organization of his or her choice.
Talent and Training
Our talent strategy is a balance of attracting external talent, combined with the possibility of upward mobility that encourages career growth and opportunity to progress within Plug. We leverage both internal and external recruitment resources and incentivize our current employees through our employee referral program to refer talent they recommend as future employees of Plug.
A key component to planning for individual career growth aligned with organizational growth is learning and development. For example, our educational assistance program offers financial assistance to encourage employees to continue their education and support their continuous enhancement of their knowledge and skills. Besides job-specific safety training, we offer personal development training on many topics, including sustainability and wellness. Online participation in internally developed business-related courses called Plugology is encouraged for all employees and helps newly hired employees assimilate to the business.
Health, Safety and Wellness
We strive to create a safe working environment, promoting environmental and employee health and safety awareness, and seek to undertake appropriate actions to reduce health and safety risks and establish procedures with appropriate protection for the safety of our employees. In addition, we undertake to safeguard the health and well-being of our employees by providing them with access to health and wellness programs that are designed to promote long-term healthy and active lifestyles. For example, in 2024, we plan to launch a Global Employee Assistance Program to help with mental health, coaching and therapy services.
Contacting the Board of Directors
We have a process by which stockholders and/or other parties may communicate with the Board. You may contact any director of the Company by writing to them c/o Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110, Attention: Corporate Secretary. Your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. All communications received in this manner will be forwarded to the Board as addressed.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Executive Officers
The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each are set forth below as of the date of this proxy statement.
Executive Officers	Age	Position
Andrew J. Marsh	68	President, Chief Executive Officer and Director
Paul B. Middleton	57	Chief Financial Officer and Executive Vice President
Gerard L. Conway, Jr.	58	General Counsel, Corporate Secretary and Executive Vice President
Jose Luis Crespo	54	General Manager, Applications and Executive Vice President
Martin D. Hull	56	Corporate Controller and Chief Accounting Officer
Keith C. Schmid	61	Executive Vice President, Special Projects
Sanjay K. Shrestha	50	General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President
Andrew J. Marsh’s biographical information can be found in “Directors” above.
Paul B. Middleton joined the Company as Chief Financial Officer and Executive Vice President in 2014. Prior to Plug Power, Mr. Middleton worked at Rogers Corp., a global manufacturer and distributor of specialty polymer composite materials and components, from 2001 to 2014. During his tenure at Rogers Corp., Mr. Middleton served in many senior financial leadership roles, including Corporate Controller and Principal Accounting Officer, Treasurer and Interim Chief Financial Officer. Prior to Rogers Corp., Mr. Middleton managed all financial administration for the tools division of Coopers Industries from 1997 to 2001. Mr. Middleton holds a Master of Science in Accounting and a BBA from the University of Central Florida. Additionally, he is a Certified Public Accountant.
Gerard L. Conway, Jr. has served as General Counsel and Corporate Secretary of the Company since September 2004 and, since March 2009, has also served as Executive Vice President of the Company. In that capacity, Mr. Conway is responsible for advising the Company on legal issues such as corporate law, securities, contracts, strategic alliances, and intellectual property. He also serves as the Compliance Officer for securities matters affecting the Company and has served as Vice President of Government Affairs since 2005 and, in that capacity, he advocates on energy issues, policies, legislation, and regulations on the state, federal, national, and international levels on behalf of the Company and the alternative energy sector. Prior to his appointment to his current position, Mr. Conway served as Associate General Counsel and Director of Government Relations for the Company beginning in July 2000. Mr. Conway has more than 25 years of experience in general business, corporate law, real estate matters, and government relations. Mr. Conway holds a Bachelor of Arts degree in English and Philosophy from Colgate University and a Juris Doctorate from Boston University School of Law.
Jose Luis Crespo joined the Company as Vice President of Business and International Sales in 2014. He was promoted to Vice President of Global Sales in January of 2015 and in 2016 he was named General Manager for Hypulsion, the Company’s wholly owned

European subsidiary. In 2021, Mr. Crespo was named General Manager of Material Handling and Executive Vice President and in May of 2023, he was named General Manager of Applications and Executive Vice President, a position that he holds currently. Prior to joining the Company, Mr. Crespo served as Vice President of International Value Stream at Smiths Power, a supplier of power distribution, conditioning, protection and monitoring solutions for data centers, wireless communications and other critical or high-value electrical systems, from 2009 to 2013. Mr. Crespo currently serves on the board of directors of AccionaPlug S.L., which is the Company’s joint venture with Acciona Generación Renovable, S.A. Mr. Crespo holds a Master in Business Administration from the University of Phoenix and a degree in Telecommunications Engineering from the Engineering University of Madrid, Spain.
Martin D. Hull joined the Company as Corporate Controller and Chief Accounting Officer in April 2015. Prior to that, he was a principal and director with the certified public accounting firm of Marvin and Company, P.C. from November 2012 to March 2015. Prior to that, Mr. Hull was with KPMG LLP, serving as partner from October 2004 to September 2012, and has a total of 24 years of public accounting experience. Mr. Hull holds a Bachelor of Business Administration with a concentration in Accounting from the University of Notre Dame.
Keith C. Schmid joined the Company as Senior Vice President and Chief Operating Officer in 2013. In May of 2023, Mr. Schmid was named Executive Vice President of Special Projects, a position that he holds currently. Mr. Schmid served as President of SPS Solutions, a power solutions and energy storage consulting firm, from 2011 to 2013. Previously, Mr. Schmid served as Chief Executive Officer of Boston-Power Incorporated, a provider of large format lithium ion battery solutions, in 2011, and as President and Chief Executive Officer of Power Distribution Incorporated, a power distribution and protection company, from 2007 to 2010. In addition, Mr. Schmid held the position of General Manager, Industrial Energy Division-Americas for Exide Technologies, a multinational lead-acid batteries manufacturing company, from 2001 to 2007. Mr. Schmid currently serves on the boards of directors of HyVia, which is the Company’s joint venture with Renault SAS, and SK Plug Hyverse Co., Ltd., which is the Company’s joint venture with SK E&S. Mr. Schmid holds a Master of Science degree in Engineering and a Master of Business Administration from the University of Wisconsin-Madison.
Sanjay K. Shrestha joined the Company as Chief Strategy Officer and Executive Vice President in April 2019, and was appointed as General Manager, Energy Solutions in January 2021. Prior to joining Plug Power, Mr. Shrestha served as the Chief Investment Officer of Sky Solar Holdings, which owned and operated solar projects in Japan, Europe and the Americas, and President of Sky Capital America, which owned and operated solar projects in North and South America, since 2015. Under his leadership, Sky Capital America built and acquired over 100MW of operating solar assets and secured a pipeline over 100MW. He also sourced various types of financing solutions to support this growth, including project debt, construction equity and long-term equity. Before Sky Capital America, he led the renewables investment banking effort at FBR Capital Markets (now known as B. Riley Financial, Inc.) since 2013. During 2014, and under his leadership, the firm was ranked among the top renewable energy underwriters in the United States. Prior to joining FBR Capital Markets, Mr. Shrestha was the global head of renewables research coverage at Lazard Capital Markets. During his tenure at Lazard Capital Markets, he was a member of the Institutional Investor All America Research team and was also ranked as one of the top five stock pickers on a global basis. Prior to Lazard Capital Markets, Mr. Shrestha was at First Albany Capital, where he built the firm’s renewables and industrial research practice. Mr. Shrestha serves as an independent director on the board of directors of Fusemachines, an artificial intelligence talent and education solutions company. Mr. Shrestha currently serves on the boards of directors of AccionaPlug S.L., which is the Company’s joint venture with Acciona Generación Renovable, S.A., and Hidrogenii, which is the Company’s joint venture with Niloco Hydrogen Holdings LLC, a wholly-owned subsidiary of Olin Corporation. Mr. Shrestha received a Bachelor of Science and an honorary doctorate degree in 2022 from The College of Saint Rose. He brings to the Company more than two decades of experience in the broader clean tech sector.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis discusses our compensation policies and determinations that apply to our named executive officers. For 2023, our “named executive officers,” under applicable SEC reporting requirements, are:
		With Plug Power Since:
•	Andrew J. Marsh, our President and Chief Executive Officer and a Director	2008
•	Paul B. Middleton, our Chief Financial Officer and Executive Vice President	2014
•	Gerard L. Conway, Jr., our General Counsel, Corporate Secretary, and Executive Vice President	2000
•	Jose Luis Crespo, our General Manager, Applications and Executive Vice President	2014
•	Sanjay K. Shrestha, our General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President	2019
The following discussion should be read together with the compensation tables and related disclosures that follow.
Executive Summary
Business and Strategic Highlights
In 2023, Plug Power continued to position itself to become the global leader in the hydrogen ecosystem and to serve the entire ecosystem of clean hydrogen products — from generation to storage to transportation and distribution.
We executed on important strategic growth pillars to reach significant milestones during 2023, including:
•
Progressed our hydrogen plant in Georgia, the largest proton exchange membrane (“PEM”) electrolyzer deployment operating in the U.S., which led to beginning production of liquid hydrogen at this plant in 2024.

•
Produced over one hundred 1 megawatt (“MW”) PEM stacks in one month at our gigafactory in Rochester, NY.

•
Signed electrolyzer deals for green hydrogen projects in industries such as glass and green steel, showcasing our commitment to decarbonizing energy-intensive sectors.

•
Signed electrolyzer deals for other large projects, including a 100 MW electrolyzer project for Galp, an oil & gas company in southern Europe.

•
Signed Basic Engineering Design Package (BEDP) for various projects during 2023 totaling over 3 gigawatts.

•
Signed various 1 MW stationary products for use in data centers and commissioned a 1 MW stationary product to provide grid supplementation to one of our key customers.

2023 Say on Pay and Investor Feedback
As of April 2024, our stockholder base is represented by approximately 55% retail investors and approximately 45% institutional investors. During 2023, we reached out to 128 of our largest institutional investors representing approximately 85% of our institutional common stock ownership. Nine institutional investors representing approximately 40% of our institutional common stock ownership accepted our invitation and we met with each of them.
We pay careful attention to any feedback we receive from our stockholders about our executive compensation program. Every year we invite our stockholders to cast an advisory vote to approve the compensation of our named executive officers. At our 2023 annual meeting of stockholders, we received the support of approximately 82% of the votes cast for our “say-on-pay” advisory vote proposal. We value the views of our stockholders and intend to maintain a compensation framework that reflects our pay-for-performance compensation philosophy, is aligned with the long-term interests of our stockholders and is in line with sound governance practices.
Executive Compensation Program
Our goal is to retain and attract experienced and talented executive officers and to motivate them to achieve our short-term and long-term financial, operational and strategic objectives that produce and promote stockholder value. To achieve this goal, we strongly emphasize a culture of pay-for-performance to provide incentives and accountability for our executive officers in working toward the achievement of our objectives. Accordingly, we have designed our incentive compensation programs with the goal of ensuring that actual pay varies above or below targeted compensation opportunity based on achievement of challenging performance goals and demonstration of meaningful individual commitment and contribution.
Key elements of our compensation programs include the following:
Compensation Element	Purpose	Features
Base salary	To attract and retain experienced and highly skilled executives.
Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and competitive market data.
There were no base salary increases for our named executive officers during 2023.

Annual cash incentive bonuses	To promote and reward the achievement of key short-term strategic and business goals of the Company; to motivate and attract executives.	Variable component of pay based on annual business and operating quantitative and qualitative goals. We set rigorous goals and the 2023 bonus was earned below the threshold level; accordingly, no

Compensation Element	Purpose	Features
bonuses were earned or paid under the 2023 annual cash bonus program.
Long-term equity incentive compensation	To encourage executives and other employees to focus on long-term Company performance; to drive long-term stockholder value; to promote retention; to reward outstanding Company and individual performance.
Subject to multi-year vesting based on performance goals and/or continued service.
For 2023, the named executive officers received 100% performance-based stock options (“PSOs”). Two PSO tranches were earned during 2023 but remain subject to time-based vesting requirements. As of December 31, 2023 and the Record Date of April 8, 2024, the entire PSO award was underwater.

Executive Compensation Practices
The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:
What We Do	What We Don’t Do

✓ Pay-for-performance by structuring a significant percentage of target annual compensation in the form of variable, at-risk compensation
✓ Offer market-competitive benefits for executives that are consistent with the rest of our employees
✓ Consult with an independent compensation consultant on compensation levels and practices
✓ Maintain robust stock ownership guidelines
✓ Have a clawback policy that applies to cash and equity incentive compensation
✓ Hold an annual say-on-pay vote

× Allow hedging or pledging of equity
× Allow for re-pricing of stock options without stockholder approval
× Provide excessive perquisites
× Provide supplemental executive retirement plans
× Provide any excise tax gross-ups
× Provide single-trigger severance arrangements

Setting Executive Compensation
The Compensation Committee is responsible for reviewing, and recommending to the Board for approval, the compensation of our executive officers, including our named executive officers. The Compensation Committee is composed entirely of non-employee directors who are “independent” as that term is defined in the applicable Nasdaq Rules. In making its recommendations regarding executive compensation, our Compensation Committee annually reviews the performance of our executives with our Chief Executive Officer, and our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the appropriate base salary, annual incentive bonuses and performance measures, and grants of long-term equity incentive awards for each of our executives (other than himself). The Chairman of the Compensation Committee makes recommendations to the Compensation Committee with respect to the Chief Executive Officer’s compensation.
In setting executive base salaries and annual cash bonuses and granting equity incentive awards, the Compensation Committee and the Board consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, and our desire to motivate our executives to achieve short and long-term results that are in the best interests of our stockholders.
Independent Compensation Consultant
For purposes of evaluating 2023 compensation for each of our named executive officers, our Compensation Committee retained FW Cook as its independent compensation consultant. FW Cook has not performed services for the Company other than consulting services related to the compensation and benefits of our executives and non-employee directors. FW Cook assisted the Compensation Committee in the development of market comparator groups and provided their market analysis of the various components of compensation for the named executive officer positions, including base salary, annual cash bonus and equity compensation. Our Compensation Committee has analyzed whether the work of FW Cook raised any conflict of interest, taking into account relevant factors in accordance with SEC guidelines and Nasdaq Rules. Based on its analysis, our Compensation Committee determined that the engagement of FW Cook does not create any conflict of interest pursuant to the SEC guidelines and Nasdaq Rules.
Peer Group Selection and Market Data
We operate in a highly specialized niche industry — the core of our business is the hydrogen molecule and, as a hydrogen supply chain company, we must attract and retain manufacturing and service technicians, engineers, scientists, innovators, and business leaders who have the passion and expertise to run our business.
Developing a peer group for the Company for compensation comparison purposes is challenging because there are few pure green hydrogen peer companies that are publicly-traded, stand-alone, U.S.-based, and size-appropriate. Furthermore, due to the nature of our business, we also compete for executive talent with companies outside our peer group, including public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater compensation potential. Our talent competitors run the spectrum from market leading alternative technology companies, to deep pocketed legacy fossil fuel companies who are now embracing hydrogen, to the next generation of ambitious startups with the potential to be green unicorns who can offer lucrative incentive compensation packages.
In light of the foregoing, the Compensation Committee recognizes that it is not possible to create a “perfect” compensation peer group for Plug Power, particularly for the purpose of setting long-term equity incentive levels. However, the Compensation Committee determined that a reference group of comparator companies would be useful for the purpose of determining overall market levels of annual cash compensation: specifically, base salary and annual target bonus levels.
The compensation comparator group was developed in April 2021 for purposes of evaluating our 2022 pay levels; based on data compiled by FW Cook at the time of the comparator group development, our revenues and market capitalization were at the 23rd and 100th percentiles, respectively, in relation to the comparator group. During 2022, the Compensation Committee considered whether to invest the time and resources to update the compensation peer group for purposes of evaluating our 2023 pay levels. After deliberation, the Compensation Committee determined not to do so; in particular, in light of the ongoing macro uncertainties in the aftermath of the pandemic, rising interest rates and geopolitical issues impacting the energy sector and general market volatility, the Compensation Committee concluded that maintaining a stable year-over-year comparator group was preferable to making comparator group revisions in reaction to uncontrollable macro events with unpredictable time horizons for normalization. Accordingly, the comparator companies used to evaluate 2022 and 2023 pay levels are as follows:
AeroVironment, Inc.	FuelCell Energy, Inc.	Rogers Corp.
Ambarella International, L.P.	Generac Holdings Inc.	Semtech Corp.
Ballard Power Systems, Inc.	Inphi Corp.	Silicon Laboratories, Inc.
Bloom Energy Corp.	Lattice Semiconductor Corp.	SolarEdge Technologies, Inc.
Brooks Automation, Inc. Solutions	MACOM Technology Holdings, Inc.	SunPower Corp.
Chart Industries, Inc.	MaxLinear, Inc.	Sunrun Inc.
Cree, Inc.	Monolithic Power Systems, Inc.
Enphase Energy, Inc.	Power Integrations, Inc.
As an additional general market reference, the Compensation Committee also considered survey information from the Radford Global Technology executive compensation survey. The Compensation Committee considered only aggregated survey data for purposes of this general market assessment and did not consider the identity of the companies comprising the survey data to be material for this purpose.
The Compensation Committee considered each executive’s level and job performance, his duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at the comparator group companies and in the survey data, and other circumstances unique to the Company, and evaluated whether the compensation elements and levels provided to our executives were generally appropriate relative to their responsibilities at the Company and compensation elements and levels provided to their counterparts in the comparator group or within survey data.

The Compensation Committee considered both objective and subjective criteria to evaluate Company and individual performance and the competitive landscape, which allowed it to exercise informed judgment and not rely solely on rigid benchmarks.
Accordingly, the Compensation Committee did not formulaically tie compensation decisions to any particular percentile level of total compensation paid to executives at the comparator group companies or survey data.
Our Executive Compensation Program
Each of the primary elements of our executive compensation is discussed in detail below and the compensation paid to our named executive officers with respect to 2023 is discussed under each element. In the descriptions below, we have identified particular compensation objectives that we have designed our executive compensation programs to serve; however, we have designed our compensation programs to complement each other and to collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.
2023 Base Salary
Base salaries have historically represented the smallest component of each named executive officer’s total direct compensation opportunity and represent a fixed amount paid to each executive for performing his normal duties and responsibilities. Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his initial employment or promotion and subsequent adjustments to these amounts to reflect market and merit increases, the growth and stage of development of our Company, our executives’ performance and increased experience, changes in our executives’ roles and responsibilities, and other factors. We have a strong and united one-team culture and named executive officers who are our Chief Executive Officer’s direct reports are viewed as equal partners and contributors. Accordingly, for 2023, we set base salaries for named executive officers other than our Chief Executive Officer at the same amounts. The following table sets forth the annual base salaries for our named executive officers for each of 2022 and 2023, as well as the percentage increase year-over-year. As shown in the table below, there were no base salary increases for our named executive officers during 2023.
Name	2022 Base Salary ($)(1)	2023 Base Salary ($)(1)	Increase (%)
Andrew J. Marsh	750,000	750,000	—
Paul B. Middleton	400,000	400,000	—
Gerard L. Conway, Jr.	400,000	400,000	—
Jose Luis Crespo	400,000	400,000	—
Sanjay K. Shrestha	400,000	400,000	—

(1)
Base salaries reflect the base salary rate in effect as of year-end.

2023 Annual Cash Incentive Bonuses
Our named executive officers are eligible to receive annual cash incentive bonuses based on a 100% performance-oriented incentive compensation program. Annual bonuses for 2023 were based upon Company performance as measured against pre-established performance goals, including financial measures and achievement of strategic objectives. The primary objective of the annual bonus program is to motivate and reward our executive officers for meeting financial, operational and strategic performance goals that drive the long-term success of our business.
The Compensation Committee determined the 2023 annual cash incentive awards for the named executive officers using the following framework:
For 2023, the Compensation Committee selected the following metrics for the annual bonus plan: revenue, EBITDAS, gross margin and inventory. The Compensation Committee selected these metrics to provide a clear link between the annual bonus opportunity and underlying financial and operating performance. As the metrics are intended to focus on the fundamentals of annual business performance, adjustments are made for items that are not indicative of core performance. The purpose of these adjustments is to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the core operation of the business. Accordingly, the calculation of one or more of these metrics for compensatory purposes may differ from the calculation for external financial reporting purposes.
The 2023 Company goals established by the Compensation Committee for each metric, the relative weightings assigned to each metric, and the actual performance against these goals for 2023 are set forth below.
	Weight	Threshold	Target	Stretch	Actual Performance	Weighted Performance %
Payout %		50%	100%	200%
Revenue	33%	$1.0 billion	$1.4 billion	$1.8 billion	$891 million	0%
EBITDAS*	27%	$(50 million)	$0	$20 million	$(531 million)	0%
Gross Margin	20%	$0 million	$140 million	$225 million	$(508 million)	0%
Inventory	20%	$600 million	$500 million	$400 million	$961 million	0%
Earned Payout as a Percentage of Target: 0%

*
EBITDAS was based on performance targets for the second half of 2023 and is defined as operating income (loss), plus stock based compensation, plus depreciation and amortization, plus restructuring and other nonrecurring charges.

The annual bonus plan also incorporated an individual performance modifier which can increase or decrease, within a range of +/- 15%, the earned payout based on individual contribution as reflected in each executive’s business unit or functional accountabilities, commitment to excellence and work ethic. The Compensation Committee’s evaluation of an executive’s performance relative to these considerations is inherently subjective and relies on the collective judgment of the Committee. While the Compensation Committee recognized the extraordinary efforts of the executive officers during a challenging year, the Committee determined not to exercise any positive discretion for individual contribution.
Based on the above, the final payout level for the 2023 annual bonus for all the named executive officers was 0%.
Name	2023 Target Bonus ($)	2023 Financial Performance Achievement (%)	2023 Individual Contribution Modifier (%)	2023 Actual Bonus Payment ($)
Andrew J. Marsh	$750,000	0%	—	$0
Paul B. Middleton	$400,000	0%	—	$0
Gerard L. Conway	$400,000	0%	—	$0
Jose Luis Crespo	$400,000	0%	—	$0
Sanjay Shrestha	$400,000	0%	—	$0
2023 Long-Term Equity Incentive Compensation
In 2023, we granted the entirety of long-term equity incentive awards to the CEO and other named executive officers in the form of PSOs that are subject to rigorous stock price hurdles. The PSOs had three core objectives:
•
Incentivize and retain Plug’s senior leadership team;

•
Adhere to Plug’s pay-for-performance compensation philosophy; and

•
Align with Plug’s stockholders’ interests.

The PSOs have an exercise price per share of $7.87, which was the closing price of the common stock on the date of grant. The PSOs are eligible to vest and become exercisable on each of the first three anniversaries of the May 18, 2023 grant date, provided that the daily volume weighted average price of the Company’s common stock during any 30 consecutive trading day period during the three year performance period following the grant date equals or exceeds the following levels:
	Stock Price Hurdle	Applicable Vesting
Tranche 1	125% of closing price on grant date	One-third
Tranche 2	150% of closing price on grant date	One-third
Tranche 3	175% of closing price on grant date	One-third

The number of shares underlying PSOs granted to each named executive officer in 2023 is set forth below:
Name	Number of Shares Underlying PSOs (#)
Andrew J. Marsh	1,500,000
Paul B. Middleton	750,000
Gerard L. Conway	750,000
Jose Luis Crespo	750,000
Sanjay Shrestha	750,000
The first and second tranches of the PSOs have met their respective stock price hurdles are eligible to vest and become exercisable on each of the first three anniversaries of the May 18, 2023 grant date, subject generally to the named executive officer’s continued service relationship through such date; however, as of December 31, 2023, the exercise price of the PSOs was below the Company’s stock price and the entirety of the PSOs were underwater.
Recognition Award
In May 2023, Mr. Conway received a $150,000 cash award in recognition of his assistance beyond his normal duties and responsibilities and his contributions in connection with certain governmental affairs and regulatory matters.
Broad-Based Benefits
All full-time employees, including our named executive officers, are eligible to participate in our health and welfare benefit programs, including medical, dental, and vision care coverage, disability insurance and life insurance, and our 401(k) plan on the same basis as other employees.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our named executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make them more efficient and effective, and for recruitment and retention purposes.
Employment Arrangements
The named executive officers are subject to employment agreements that provide for severance benefits upon certain qualifying terminations of employment with the Company. The Compensation Committee considers these severance benefits to be an important part of the executive compensation program and consistent with competitive market practice. Consistent with market practices, the employment agreements do not include change in control-related tax gross-ups. In addition, the award agreements for the PSOs include accelerated vesting provision that provide for potential accelerated vesting in connection with a change in control transaction. Additional information regarding the employment arrangements with each of our named executive officers, including a quantification of benefits that would have been received by each named executive officer had his employment terminated on December 31, 2023, is provided under “Employment Arrangements” and “Potential Payments upon Termination or Change in Control” below.
Relationship of Executive Compensation to Risk
The Compensation Committee considers whether the design of the Company’s executive compensation program encourages senior executives to engage in excessive risk-taking. The Compensation Committee reviews the overall program design, as well as the balance between short-term and long-term compensation, the metrics used to measure performance and the award opportunity under the Company’s incentive compensation program, and the implementation of other administrative features designed to mitigate risk such as vesting requirements, stock ownership guidelines and our clawback policy, each as described in this Compensation Discussion and Analysis. Based on its review, the Compensation Committee believes that the Company’s executive compensation program is aligned to the interests of stockholders, appropriately rewards pay for performance, and does not promote unnecessary or excessive risk.
Stock Ownership Guidelines
The Company believes it is important for directors and officers to hold Company stock. To that end, the Board has adopted stock ownership guidelines for directors and officers and these guidelines are also considered when granting long-term equity incentive awards to executives. The ownership guidelines provide a target level of Company equity holdings with which directors and officers are expected to comply by the earlier of the five-year anniversary of the date of his or her appointment as a director or officer and the five-year anniversary of the effective date of the stock ownership guidelines. The target stock holdings are determined as a multiple of the director or officer’s base director’s fee or base salary, as applicable, as follows: 5x for all directors and the Chief Executive Officer, 3x for the other named executive officers, and 1x for other Section 16 officers and other vice presidents/officers, and then converted to a fixed number of shares using a 200-day average stock price. The following shares are included in determining compliance with the stock ownership guidelines: (i) shares owned outright by the director or officer or his or her immediate family members residing in the same household; (ii) shares held in the Plug Power Inc. Savings and Retirement Plan; (iii) shares purchased pursuant to the Plug Power Inc. Employee Stock Purchase Plan; (iv) restricted stock issued as part of an executive’s annual or other bonus (whether or not vested); (v) shares acquired upon the exercise of employee stock options; (vi) shares held in trust; and (vii) in the case of a director, shares held by a corporation controlled by that director. As of the date of this proxy statement, all non-employee directors who have served on the Board for five years and officers subject to the stock ownership guidelines were in compliance with the stock ownership requirements.
Prohibition Against Hedging and Pledging
The Company maintains an internal Insider Trading Policy that is applicable to our employees, including our executive officers, and directors. Among other things, the policy prohibits any director or employee of the Company (including executive officers) from (i) engaging in short sales of the Company’s securities and from trading in puts, calls or options in respect of the Company’s securities; (ii) buying or selling puts, calls or other derivative securities of the Company or engaging in any other hedging transactions with respect to the Company’s securities; (iii) purchasing any securities of the Company with money borrowed from a bank, brokerage firm or other person for the purpose of purchasing securities or using the Company’s securities as collateral in a margin account; (iv) pledging Company securities as collateral for a loan (or modifying an existing pledge); or (v) donating or making any other transfer of Company securities without consideration when the donating employee, director, or executive officer is not permitted to trade, unless the donee agrees not to sell the shares until the donating employee, director, or executive officer is permitted to sell.
Clawback Policy
In March 2019, our Compensation Committee and Board of Directors adopted a Policy for Recoupment of Incentive Compensation that covers incentive compensation paid to our executive officers who are subject to the reporting requirements of Section 16 of the Exchange Act. In 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and, in 2023, Nasdaq has adopted final listing standards consistent with the SEC rules. On November 30, 2023 we adopted an updated Compensation Recovery Policy, effective as of October 2, 2023 (the “Clawback Policy”), to comply with applicable Nasdaq Rules. The Clawback Policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement, we must reasonably promptly recover (subject to certain limited exceptions described in the Clawback Policy and as permitted by the final clawback rules) any cash or equity incentive compensation received by any current or former executive officer during the three fiscal years preceding the date we are required to restate our financial statements that is in excess of the amount that would have been received based on the restated financial statements. The recovery of such compensation applies regardless of whether a covered executive engaged in misconduct or otherwise caused or contributed to the requirement to prepare an accounting restatement. The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Tax and Accounting Considerations
Deductibility of Executive Compensation
The Compensation Committee considered the deductibility of compensation for federal income tax purposes in the design of the Company’s compensation programs. While the Company generally seeks to maintain the deductibility of the incentive compensation paid to its executive officers, the Compensation Committee retains the flexibility necessary to provide cash and equity compensation in line with competitive practices, its compensation philosophy and the best interests of stockholders, even if these amounts are not fully tax deductible.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officer, or director with a “gross- up” or other reimbursement payment for any tax liability that the executive officer or director might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not currently maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards. We aim to structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.
Accounting for Stock-Based Compensation
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based awards made to our employees and non-employee members of our Board, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive and director compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.
Compensation Committee Report
The following Report of the Compensation Committee of the Board of Directors will not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.
The Compensation Committee reviews and evaluates individual named executive officers and recommends or determines the compensation for each named executive officer. The Compensation Committee also oversees management’s decisions concerning the performance and compensation of other Company officers, administers the Company’s incentive compensation and other stock-based plans, evaluates the effectiveness of its overall compensation programs, including oversight of the Company’s benefit, perquisite and employee equity programs, and reviews the Company’s management succession plans. A more complete description of the Compensation Committee’s functions is set forth in the Compensation Committee’s charter which is published on the “Investor Relations” section of the Company’s website at www.plugpower.com. Each member of the Compensation Committee is an independent director as defined in the Nasdaq Rules.
The Compensation Committee has reviewed the “Compensation Discussion and Analysis” and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s proxy statement relating to the Company’s 2024 Annual Meeting of Stockholders. This report on executive compensation is provided by the undersigned members of the Compensation Committee of the Board of Directors.
Gary K. Willis (Chair)
Patrick Joggerst
Gregory Kenausis
George C. McNamee
Compensation Committee Interlocks and Insider Participation
During 2023, Messrs. Willis (Chair), Joggerst, Kenausis and McNamee served as members of the Compensation Committee. None of the members of our Compensation Committee was an employee or officer of the Company during 2023, a former officer of the Company, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves or has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.
2023 Summary Compensation Table
The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years indicated for each of our named executive officers:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Andrew J. Marsh President, Chief Executive President
	2023	750,000	—	—	6,485,000	—	17,805(3)	7,252,805
	2022	750,000		—	—	—	16,555	766,555
	2021	750,000	—	—	50,800,000	682,500	15,805	52,248,305
Paul B. Middleton Chief Financial Officer and Executive Vice President
	2023	400,000	—	—	3,242,500	—	17,805(3)	3,660,305
	2022	400,000	—	—	—	—	16,555	416,555
	2021	392,692	—	—	25,400,000	364,000	15,805	26,172,497
Gerard L. Conway, Jr. General Counsel, Corporate Secretary and Executive Vice President
	2023	400,000	150,000(4)	—	3,242,500	—	17,805(3)	3,810,305
	2022	400,000	—	—	—	—	16,555	416,555
	2021	363,462	—	—	22,860,000	364,000	15,743	23,603,205
Jose Luis Crespo General Manager, Applications and Electrolyzers and Executive Vice President
	2023	400,000	—	—	3,242,500	—	17,805(3)	3,660,305
	2022	400,000	—	—	—	—	16,555	416,555
	2021	400,000	—	—	16,510,000	364,000	15,805	17,289,805

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Sanjay K. Shrestha General Manager, Energy Solutions, Chief Strategy Officer, and Executive Vice President
	2023	400,000	—	—	3,242,500	—	17,805(3)	3,660,305
	2022	400,000	—	—	—	—	16,555	416,555
	2021	381,731	—	—	25,400,000	364,000	15,805	26,161,536

(1)
This column represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. For additional information on the valuation assumptions with respect to option awards, refer to Note 19 of the Company’s consolidated financial statements the Form 10-K for the fiscal year ended December 31, 2023. The values reported for the performance-based stock options represent the grant date fair values of such performance-based stock options based on a Monte Carlo valuation.

(2)
This column represents the amount of bonuses earned by executives under our annual cash incentive plan.

(3)
Represents the Company’s share of matching contributions in the amount of $16,500 in the fiscal year ended December 31, 2023 on behalf of each of the named executive officers to the Plug Power 401(k) savings plan as well as the Company’s share of contributions for life insurance premiums in the amount of $1,305 for each of the named executive officers.

(4)
Represents a May 2023 cash award to Mr. Conway in recognition of his assistance beyond his normal duties and responsibilities and his contributions in connection with certain governmental affairs and regulatory matters.

Pay Ratio Disclosure
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The PEO of our Company is Mr. Marsh.
SEC rules permit us to identify our median employee once every three years so long as there has not been a change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. There has not been a significant change during the year ended December 31, 2023 in our employee population or employee compensation arrangements from 2022. Therefore, we have calculated the CEO pay ratio for the fiscal year ended December 31, 2023 using the same median employee identified with respect to the year ended December 31, 2022. Our median employee compensation for the year ended December 31, 2023 as calculated using Summary Compensation Table requirements was $64,219. Mr. Marsh’s compensation for the year ended December 31, 2023 as reported in the Summary Compensation Table was $7,252,805. Therefore, our Chief Executive Officer pay ratio is approximately 113:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the Chief Executive Officer pay patio measure in making compensation decisions.
Grants of Plan-Based Awards
The following table sets forth information concerning the grants of plan-based awards to the Company’s named executive officers during the year ended December 31, 2023.
Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			Exercise or Base Price of Option Awards ($/Share)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew J. Marsh	—	487,500	750,000	1,012,500	—	—	—	—	—
	5/18/2023	—	—	—	500,000	1,000,000	1,500,000	7.87	6,485,000
Paul B. Middleton	—	260,000	400,000	540,000	—	—	—	—
	5/18/2023	—	—	—	250,000	500,000	750,000	7.87	3,242,500
Gerard L. Conway, Jr.	—	260,000	400,000	540,000	—	—	—	—	—
	5/18/2023	—	—	—	250,000	500,000	750,000	7.87	3,242,500
Jose Luis Crespo	—	260,000	400,000	540,000	—	—	—	—	—
	5/18/2023	—	—	—	250,000	500,000	750,000	7.87	3,242,500
Sanjay K. Shrestha	—	260,000	400,000	540,000	—	—	—	—
	5/18/2023	—	—	—	250,000	500,000	750,000	7.87	3,242,500

(1)
Each equity incentive award was approved by our Compensation Committee on the grant date indicated.

(2)
The amounts reported represent the threshold, target and maximum amounts of potential cash payouts under our annual incentive bonus program. No annual incentive bonuses were paid to the named executive officers for 2023.

(3)
These columns show the threshold, target and maximum number of shares underlying performance-based stock options granted in 2023 to our named executive officers. These performance-based stock options are earned upon the achievement of certain stock price hurdles during the three-year performance period, and earned shares vest in three equal annual installments, beginning one year from the date of grant, subject to the named executive officer’s continued service to us through the applicable vesting date.

(4)
This column shows the per share exercise price for the stock options granted.

(5)
This column represents the aggregate grant date fair value of the stock awards and option awards computed in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting. For additional information on the valuation assumptions with respect to option awards, refer to Note 19 of the Company’s consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2023. These amounts reflect the Company’s accounting expense for these awards, excluding the impact of estimated forfeitures, and do not correspond to the actual value that may be recognized by our named executive officers.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the holdings of stock and option awards by our named executive officers as of December 31, 2023. There were no other stock or option awards held by our named executive officers as of December 31, 2023. For additional information about the awards, see the description of equity incentive compensation in the section titled “Compensation Discussion and Analysis.”
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)(4)	Option Exercise Price ($)	Option Expiration Date
Andrew J. Marsh
	8/28/18	166,667	—	—	1.96	8/28/28
	8/19/19	216,667	—	—	2.23	8/19/29
	8/19/19	216,667	—	—	2.62	8/19/29
	9/28/20	275,000	—	—	13.20	9/28/30
	9/28/20	275,000	—	—	15.51	9/28/30
	9/22/21	666,667	333,333	—	26.92	9/22/28
	9/22/21	—	—	3,000,000	26.92	9/22/28
	5/18/23	—	1,000,000	—	7.87	5/18/30
	5/18/23	—	—	500,000	7.87	5/18/30
Paul B. Middleton
	8/28/18	66,667	—	—	1.96	8/28/28
	8/19/19	83,333	—	—	2.23	8/19/29
	8/19/19	83,333	—	—	2.62	8/19/29
	9/28/20	100,000	—	—	13.20	9/28/30
	9/28/20	100,000	—	—	15.51	9/28/30
	9/22/21	422,222	211,111	—	26.92	9/22/28
	9/22/21	—	—	1,366,667	26.92	9/22/28
	5/18/23	—	500,000	—	7.87	5/18/30
	5/18/23	—	—	250,000	7.87	5/18/30
Gerard L. Conway, Jr.
	8/28/18	66,667	—	—	1.96	8/28/28
	8/19/19	66,667	—	—	2.23	8/19/29
	8/19/19	66,667	—	—	2.62	8/19/29
	9/28/20	87,500	—	—	13.20	9/28/30
	9/28/20	87,500	—	—	15.51	9/28/30
	9/22/21	380,000	190,000	—	26.92	9/22/28
	9/22/21	—	—	1,230,000	26.92	9/22/28
	5/18/23	—	500,000	—	7.87	5/18/30
	5/18/23	—	—	250,000	7.87	5/18/30

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)(4)	Option Exercise Price ($)	Option Expiration Date
Jose Luis Crespo
	8/28/18	66,668	—	—	1.96	8/28/28
	8/19/19	66,667	—	—	2.23	8/19/29
	8/19/19	66,667	—	—	2.62	8/19/29
	9/28/20	175,000	—	—	13.20	9/28/30
	9/22/21	274,445	137,222	—	26.92	9/22/28
	9/22/21	—	—	888,333	26.92	9/22/28
	5/18/23	—	500,000	—	7.87	5/18/30
	5/18/23	—	—	250,000	7.87	5/18/30
Sanjay K. Shrestha
	5/9/19	100,000	—	—	2.31	5/9/29
	9/28/20	112,500	—	—	13.20	9/28/30
	9/28/20	112,500	—	—	15.51	9/28/30
	9/22/21	422,222	211,111	—	26.92	9/22/28
	9/22/21	—	—	1,366,667	26.92	9/22/28
	5/18/23	—	500,000	—	7.87	5/18/30
	5/18/23	—	—	250,000	7.87	5/18/30

(1)
All equity awards were granted pursuant to our 2011 Stock Option and Incentive Plan (the “2011 Plan”) or the 2021 Plan.

(2)
Each time-based equity award vests over a three-year period with one-third (1/3) of the shares subject to the award vesting on each of the first three anniversaries of the grant date, subject to the executive’s continued service to us through each applicable vesting date.

(3)
The performance-based stock option granted to Mr. Marsh in 2021 vests as follows: (i) up to one-third (1/3) of the shares underlying the performance-based stock option vest and become exercisable on each of the first three anniversaries of the grant date, provided that the daily volume weighted average price of the Company’s common stock during any 30 consecutive trading day period in the three year performance period following the grant date of the stock options (“VWAP”) equals or exceeds certain levels; (ii) 25% of the shares underlying the performance stock option will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $35; an additional 25% of the shares underlying the option will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $50; an additional 16.675% of the shares underlying the option will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $65; an additional 16.65% of the shares underlying the option will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $80 and the remaining 16.675% of the shares underlying the option will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals or exceeds $100; and (iii) failure to achieve any of the stock price hurdles applicable to a performance stock option during the three-year performance period will result in the applicable shares being forfeited. Each performance-based stock option granted to each of Messrs. Middleton, Conway, Crespo and Shrestha in 2021 vest as follows: (i) up to one-third (1/3) of the shares underlying the performance-based stock options vest and become exercisable on each of the first three anniversaries of the grant date, provided that the VWAP equals or exceeds certain levels; (ii) 25% of the shares underlying the performance stock options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $35; an additional 25% of the shares underlying the option will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $50; and the remaining 50% of the shares underlying the option will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals or exceeds $100; (iii) if the VWAP falls between two of the stock price hurdles, an incremental number of shares underlying the options will become exercisable based on linear interpolation in $1 increments; and (iv) failure to achieve any of the stock price hurdles applicable to a performance stock option during the three-year performance period will result in the applicable shares being forfeited. Twenty-five percent of the shares underlying the performance-based stock options granted in 2021 were earned and became eligible to vest because the VWAP exceeded $35.
(4)
The performance-based stock options granted to the named executive officers in 2023 vest as follows: (i) up to one-third (1/3) of the shares underlying the performance-based stock options vest and become exercisable on each of the first three anniversaries of the grant date, provided that the VWAP equals or exceeds certain levels; (ii) 33.33% of the shares underlying the performance stock options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $9.84; an additional 33.33% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals $11.81; and the remaining 33.34% of the shares underlying the options will be deemed to have satisfied the performance-based vesting and will be eligible to vest over time if the VWAP equals or exceeds $13.77; and (iii) failure to achieve any of the stock price hurdles applicable to a performance stock options during the three-year performance period will result in the applicable shares being forfeited. Two-thirds of the shares underlying the performance-based stock options granted in 2023 were earned because the VWAP exceeded both $9.84 and $11.81 during 2023; however, the exercise price of these options was higher than the closing price of our common stock on December 31, 2023.

Option Exercises and Stock Vested
There were no stock options exercised by our named executive officers during the year ended December 31, 2023. The following table sets forth information with respect to restricted stock awards held by each of our named executive officers that vested during the year ended December 31, 2023.
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)($)
Andrew J. Marsh	183,333	1,417,164
Paul B. Middleton	66,667	515,336
Gerard L. Conway, Jr.	58,333	450,914
Jose Luis Crespo	58,333	450,914
Sanjay K. Shrestha	75,000	579,750

(1)
Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of vesting.

Employment Arrangements
The Company and Mr. Marsh are parties to an employment agreement which renews automatically for successive one-year terms unless Mr. Marsh or the Company gives notice to the contrary. Mr. Marsh receives an annual base salary of $750,000 and is eligible to: (i) receive an annual incentive bonus targeted at an amount equal to 100% of his annual base salary; (ii) participate in all savings and retirement plans; and (iii) participate in all benefit plans and executive perquisites. Mr. Marsh’s employment may be terminated by the Company with or without “Cause,” as defined in the agreement, or by Mr. Marsh for “Good Reason,” as defined in the agreement, or without Good Reason upon written notice of termination to the Company. If Mr. Marsh’s employment is terminated by the Company without Cause, the Company is obligated to pay Mr. Marsh a lump sum equal to the sum of the following amounts: (a) one (1) times annual base salary, and (b) one (1) times the annual incentive bonus for the immediately preceding fiscal year.
In addition, as of the date of termination, any restricted stock, stock options and other stock awards held by Mr. Marsh will accelerate and vest as if he had remained an employee for an additional twelve (12) months following the date of termination. Further, subject to Mr. Marsh’s copayment of premium amounts at the active employees’ rate, Mr. Marsh will be eligible to continue to participate in the Company’s group health, dental, vision and life insurance programs for twelve (12) months following his termination. The agreement also provides that if, within twelve (12) months after a “Change in Control,” as defined in the agreement, the Company terminates Mr. Marsh’s employment without Cause or Mr. Marsh terminates his employment for Good Reason, then he is entitled to:
(1)
receive a lump sum payment equal to three (3) times the sum of (i) his current annual base salary plus (ii) his average annual incentive bonus over the three (3) fiscal years prior to the Change in Control (or his annual incentive bonus for the fiscal year immediately preceding to the Change in Control, if higher),

(2)
accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination, and

(3)
subject to Mr. Marsh’s copayment of premium amounts at the active employees’ rate, continued participation in the Company’s group health, dental, vision and life insurance programs for twelve (12) months following such termination.

The Company and Messrs. Middleton, Conway, Crespo and Shrestha are each parties to an employment agreement with the Company pursuant to which, if the executive’s employment is terminated by the Company without “Cause,” as defined in the applicable agreement, the Company is obligated to pay the executive a lump sum amount equal to one (1) times or, in the case of Mr. Shrestha, 0.5 times, his annual base salary. In addition, as of the date of termination, all vested stock options held by the executive will be exercisable for twelve (12) months following the termination date. Further, for Messrs. Middleton and Conway, subject to the executive’s copayment of premium amounts at the active employees’ rate, the Company is required to continue paying its share of the premiums for the executive’s participation in the Company’s group health plans for twelve (12) months following his termination. In the case of Messrs. Crespo and Shrestha, they are entitled to have their group health insurance extend through the end of the month in which the date of termination occurs and the Company will either provide a lump sum payment or a monthly subsidy equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan applicable on the date of termination.
The employment agreements also provide that if, within twelve (12) months after a “Change in Control,” as defined in the applicable agreement, the Company terminates such executive’s employment without Cause or the executive terminates his employment for “Good Reason,” as defined in the applicable agreement, then such executive shall be (entitled to: (i) receive a lump sum payment equal to 100% of, or in the case Mr. Shrestha 50% of, the sum of (i) his average annual base salary over the three (3) fiscal years immediately prior to the Change in Control (or the executive’s annual base salary in effect immediately prior to the Change in Control, if higher) and his average annual bonus over the three (3) fiscal years prior to the Change in Control (or the executive’s annual bonus in effect immediately prior to the Change in Control, if higher), (ii) accelerated vesting of his stock options and other stock-based awards that would have vested had he remained an active employee for twelve (12) months following his termination (or, in the case of Mr. Middleton, full accelerated vesting of all stock options and other stock-based awards held by him), (iii) subject to the executive’s copayment of premium amounts at the active employees’ rate, continued payment by the Company of its share of the premiums for the executive’s participation in the Company’s group health plans for twelve (12) months following the date of termination for Messrs. Middleton and Conway or, in the case of Messrs. Crespo and Shrestha, they are entitled to have their group health insurance extend through the end of the month in which the date of termination occurs and the Company will either provide a lump sum payment or monthly subsidy equal to twelve (12) times the Company’s share of the monthly health insurance premium for the health insurance plan applicable on the date of termination, and (iv) all reasonable legal and arbitration fees and expenses incurred in obtaining or enforcing any right or benefit under the executive’s employment agreement except in cases involving frivolous or bad faith litigation.

Pursuant to the award agreements for the performance-based stock options granted to the named executive officers, if a Sale Event occurs, the number of shares earned will be determined as of immediately prior to the sale event based on the sale price in the transaction. If the performance-based stock options are not assumed, substituted or continued by the Company or its successor entity, and any earned shares underlying the performance-based stock options will accelerate and vest as of immediately prior to the Sale Event. If the performance-based stock options are assumed, substituted or continued in a Sale Event, the earned shares will vest on the earlier of (x) the original time-based vesting date and (y) the termination of the named executive officer’s service relationship by the Company or its successor without “Cause” or by the named executive officer for “Good Reason” (each, as defined in the applicable award agreement).
Potential Payments Upon Termination or Change in Control
Messrs. Marsh, Middleton, Conway, Crespo and Shrestha are parties to employment agreements with the Company that provide for potential payment and benefits upon certain qualifying terminations of employment as discussed above in “Employment Arrangements.” In addition, the award agreements for the performance-based stock options granted to each named executive officer provide for potential acceleration of vesting in connection with a Sale Event, as also described above in “Employment Arrangements.”
Severance payments and benefits under the employment agreements are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company and such release becoming effective. An executive is not entitled to receive any such payment or benefits in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in the executive’s respective employment agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive. We agreed to provide severance payments to such executives in these circumstances based on our negotiations with each of our executives at the time he joined our Company, or as negotiated subsequent to hiring, and in order to provide a total compensation package that we believe to be competitive. Additionally, we believe that providing severance upon a termination of employment without Cause can help to encourage our executives to take the risks that we believe are necessary for our Company to succeed and also recognize the longer hiring process typically involved in hiring a senior executive. If Mr. Marsh had been terminated without Cause on December 31, 2023 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance package, including, as described above in “Employment Arrangements,” salary, benefits and accelerated vesting of equity awards, under his employment agreement would have been $863,014. If Messrs. Middleton, Conway, Crespo or Shrestha, had been terminated without Cause on December 31, 2023 and such termination was not within twelve (12) months following a Change in Control, the approximate value of the severance packages, including, as described above in “Employment Arrangements,” salary, benefits and accelerated vesting of equity awards, under the respective employment agreement for such named executive officer would have been as follows: Mr. Middleton — $469,305, Mr. Conway — $478,152, Mr. Crespo — $459,241, and Mr. Shrestha — $273,249.
Messrs. Marsh, Middleton, Conway, Crespo and Shrestha are parties to employment agreements with the Company, respectively, that provide for a potential payment upon a termination of employment by the Company without Cause or a resignation by the executive for Good Reason within twelve (12) months following a Change in Control, as discussed above in “Employment Arrangements.” Such payments by the Company to any of the executives are subject to the executive signing a general release of claims in a form and manner satisfactory to the Company and the effectiveness of such release. An executive is not entitled to receive any such payment in the event he breaches the Employee Patent, Confidential Information and Non-Compete Agreement referenced in each executive’s respective employment agreement or any non-compete, non-solicit or non-disclosure covenants in any agreement between the Company and such executive.
We agreed to provide payments to these executives in these circumstances in order to provide a total compensation package that we believe to be competitive. Additionally, the primary purpose of our equity-based incentive awards is to align the interests of our executives and our stockholders and provide our executives with strong incentives to increase stockholder value over time. As change in control transactions typically represent events where our stockholders are realizing value for their equity interests in our Company, we believe it is appropriate for our executives to share in this realization of stockholder value, particularly where their employment is terminated in connection with the change in control transaction. We believe that this will also help to better align the interests of our executives with our stockholders in pursuing and engaging in these transactions.
If a Change in Control had occurred on December 31, 2023 and on that date the employment of Mr. Marsh, Mr. Middleton, Mr. Conway, Mr. Crespo and Mr. Shrestha had been terminated by the Company without Cause or the executive had resigned for Good Reason, the value of the of the severance packages, including, as mentioned above in “Employment Arrangements,” salary, benefits and accelerated vesting of equity awards, under the employment agreements and performance-based stock option awards for each such named executive officer would have been as follows: Mr. Marsh — $4,444,552, Mr. Middleton — $796,792, Mr. Conway — $712,947, Mr. Crespo — $833,395, and Mr. Shrestha — $405,070. The employment agreements provide for a modified cutback such that, any payments or benefits payable under the employment agreements or otherwise would be subject to the excise tax imposed by Section 4999 of the Code, the executive will receive the greater after-tax amount of either: (i) the full payment or (ii) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code. The foregoing numbers do not reflect any cutback. None of the executives are entitled to any tax gross- up payments related to severance payments or otherwise.

Pay Versus Performance Disclosure
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and average CAP of the non-PEO named executive officers (the “Non-PEO NEOs”) and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please see our Compensation Discussion and Analysis.
Pay Versus Performance Table
					Value of Initial Fixed $100 Investment Based on:(4)
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Plug Power Total Shareholder Return	Peer Group Total Shareholder Return(5)	GAAP Net Income ($mil.)	GAAP Revenue ($mil.)
2023	$7,252,805	$(4,110,966)	$3,697,805	$(1,575,440)	$142	$170	$(1,369)	$891
2022	$766,555	$(75,973,705)	$935,683	$(26,246,111)	$391	$190	$(724)	$701
2021	$52,248,305	$3,988,254	$23,665,540	$11,696,569	$893	$274	$(460)	$502
2020	$13,630,072	$80,721,434	$5,333,470	$27,607,125	$1,073	$282	$(596)	$(93)

(1)
Andrew J. Marsh served as the PEO for the entirety of 2023, 2022, 2021, and 2020. Our Non-PEO NEOs for the applicable years were as follows:

•
2023: Paul B. Middleton, Sanjay K. Shrestha, Gerard L. Conway, Jr., and Jose Luis Crespo

•
2022: Paul B. Middleton, Sanjay K. Shrestha, Gerard L. Conway, Jr., Jose Luis Crespo, Dirk Ole Hoefelmann, and Keith C. Schmid

•
2021: Paul B. Middleton, Sanjay K. Shrestha, Dirk Ole Hoefelmann, and Gerard L. Conway, Jr.

•
2020: Paul B. Middleton, Sanjay K. Shrestha, Keith C. Schmid, and Jose Luis Crespo

(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table (“SCT”) for the applicable year in the case of our PEO, Mr. Marsh, and (ii) the average of the total compensation reported in the SCT for the applicable year for our Non-PEO NEOs.

(3)
Amounts reported in these columns represent CAP; adjustments were made to the amounts reported in the SCT for the applicable year. A reconciliation of the adjustments for Mr. Marsh and for the average of the Non-PEO NEOs is set forth in the following table, which describes the adjustments, each of which is prescribed by the SEC rules, to calculate the CAP Amounts from SCT amounts.

	2023		2022		2021		2020
	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Summary Compensation Table Total	$7,252,805	$3,697,805	$766,555	$935,683	$52,248,305	$23,665,540	$13,630,072	$5,333,470
Minus Change in Pension Value Reported in SCT for the Covered Year	$0	$0	$0	$0	$0	$0	$0	$0
Plus Pension Value Service Cost for the Covered Year	$0	$0	$0	$0	$0	$0	$0	$0
Minus Stock Award Value and Option Award Value Reported in SCT for the Covered Year	$(6,485,000)	$(3,242,500)	$0	$517,333	$50,800,000	$22,887,250	$11,438,075	$4,168,991
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	$2,945,000	$1,472,500	$0	$324,000	$52,156,620	$22,534,449	$32,956,000	$11,986,625
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	$(6,350,608)	$(2,967,601)	$(73,054,958)	$(25,617,390)	$(40,367,440)	$(9,546,769)	$33,624,033	$11,020,441
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	$0	$0	$0	$0	$0	$0	$0	$0
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	$(1,473,163)	$(535,644)	$(3,685,302)	$(1,371,071)	$(9,249,231)	$(2,069,401)	$11,949,404	$3,435,580
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	$0	$0	$0	$0	$0	$0	$0	$0
Plus Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation for the Covered Year	$0	$0	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$(4,110,966)	$(1,575,440)	$(75,973,705)	$(26,246,111)	$3,988,254	$11,696,569	$80,721,434	$27,607,125

(4)
Total Shareholder Return (“TSR”) is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(5)
“Peer Group” represents the NASDAQ Clean Edge Green Energy Index, a published industry index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purposes, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the year.
Performance Measures Used to Link Company Performance and CAP. The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for 2023. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance stock options. Please see the section titled “Compensation Discussion and Analysis” for a further description of these metrics and how they are used in the Company’s executive compensation program.
Revenue
EBITDAS
Gross Margin
Inventory
Stock Price
Relationship between CAP and TSR. The graph below illustrates the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the PEO and Non-PEO NEOs.

Relationship between CAP and GAAP Net Income. The graph below illustrates the relationship between the PEO and Average Non-PEO NEOs CAP and our GAAP Net Income.
Relationship between CAP and GAAP Revenue (our Company-Selected Measure). The graph below illustrates the relationship between the PEO and Average Non-PEO NEOs CAP and the Company’s GAAP revenue for the applicable reporting year.

PROPOSAL 2: NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
Overview
Pursuant to the Dodd-Frank Act, which added Section 14A to the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices.
As described in the section titled “Compensation Discussion and Analysis,” herein, our executive compensation program is designed to (1) attract and retain talented and experienced executives, (2) motivate and reward executives whose knowledge, skills and performance are critical to our success, (3) provide a competitive compensation package which is weighted towards pay-for-performance and in which total compensation is primarily determined by Company and individual results and the creation of stockholder value, (4) ensure fairness among the executive management team by recognizing the contributions each executive makes to our success, and (5) motivate our executives to manage our business to meet our short- and long-term objectives and reward them for meeting these objectives. In order to align executive compensation with the interests of our stockholders, a significant portion of compensation for our named executive officers is “at risk,” and/or contingent upon the successful achievement of annual strategic corporate goals that we believe will drive stockholder value. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our objectives. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Plug Power Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
We encourage stockholders to read closely the “Executive Compensation” section of this proxy statement beginning with “Compensation Discussion and Analysis” for additional details on the Company’s executive compensation programs and philosophy.
This vote is advisory, and therefore will not be binding upon the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value constructive dialogue with, and the opinions of, our stockholders on executive compensation and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Vote Required for Approval
A quorum being present, the affirmative vote of a majority of the votes properly cast is required to approve this proposal. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.

Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Introduction
The Audit Committee has appointed the firm of Deloitte & Touche LLP to serve as independent auditors of the Company for 2024. Deloitte & Touche LLP has served as the Company’s independent auditor since March 16, 2022. The Audit Committee reviewed and discussed its selection of, and the performance of, Deloitte & Touche LLP for 2023. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to stockholders for ratification. If the selection of the independent auditors is ratified, the Audit Committee in its discretion may select different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
The Audit Committee has implemented procedures under the Company’s Audit Committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Deloitte & Touche LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre- approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by Deloitte & Touche LLP. Any pre- approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. For additional information concerning the Audit Committee and its activities with Deloitte & Touche LLP, see “Committees and Meetings of the Board of Directors” and “Audit Committee Report” above.
Representatives of Deloitte & Touche LLP attended seven meetings of the Audit Committee during 2023. We expect that a representative of Deloitte & Touche LLP will be present via live webcast at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions.
Vote Required for Approval
A quorum being present, the affirmative vote of the holders of a majority of the votes properly cast is required for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024. Abstentions and broker non-votes will not have an effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS PLUG POWER INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

RELATED PARTY TRANSACTIONS POLICIES AND PROCEDURES AND TRANSACTIONS WITH RELATED PERSONS
Investor Agreement
Pursuant to the Investor Agreement, Grove Energy, a subsidiary of SK Holdings, is entitled to designate one SK Designee to be appointed to the Board. Grove Energy has the right to require the Board to nominate an SK Designee for election to the Board by the stockholders of the Company at annual stockholder meetings until the earliest of (i) the date on which Grove Energy and affiliates beneficially own less than 4.0% of our issued and outstanding common stock and (ii) any expiration or termination of the Asia JV Agreement.
Related Party Transaction Policy
The Board has adopted a written related party transaction policy that requires the Company’s General Counsel, together with outside counsel as necessary, to evaluate potential transactions in which the Company is a participant and in which a related party or an affiliate of a related party has an interest prior to the Company entering into any such transaction to determine whether such contemplated transaction requires the approval of the Board, the Audit Committee, both or neither. The policy defines a “related party” as: (i) the Company’s directors or executive officers, (ii) the Company’s director nominees, (iii) security holders known to the Company to beneficially own more than 5% of any class of the Company’s voting securities, or (iv) the immediate family members of any of the persons listed in items (i) – (iii).
Other than as otherwise disclosed herein, since January 1, 2023, there was no transaction or series of similar transactions to which the Company was or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related party had or will have a direct or indirect material interest.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2024:
•
all persons known by us to have beneficially owned 5% or more of our common stock;

•
each director of the Company;

•
the named executive officers; and

•
all current executive officers, directors, and nominees as a group.

The beneficial ownership of the stockholders listed below is based on publicly available information and from representations of such stockholders.
	Shares Beneficially Owned(2)
Name and Address of Beneficial Owner(1)	Number	Percentage (%)
Grove Energy Capital LLC(3)	54,966,188	8.0%
The Vanguard Group(4)	53,987,285	7.8%
BlackRock, Inc.(5)	51,301,020	7.4%
Andrew J. Marsh(6)	3,026,985	*
Paul B. Middleton(7)	1,269,199	*
Gerard L. Conway, Jr.(8)	1,195,211	*
Jose Luis Crespo(9)	1,108,049	*
Sanjay K. Shrestha(10)	1,083,613	*
Mark J. Bonney	10,964	*
Maureen O. Helmer(11)	207,323	*
Patrick Joggerst	9,233	*
Gregory L. Kenausis (12)	376,549	*
Kavita Mahtani (13)	48,483	*
George C. McNamee(14)	1,050,176	*
Kyungyeol Song(15)	—	*
Gary K. Willis(16)	638,628	*
All current executive officers and directors as a group (15 persons)(17)(18)	11,879,170	1.7%

*
Represents less than 1% of the outstanding shares of our common stock.

(1)
Unless otherwise indicated, we believe that each stockholder named in the table above has sole voting and investment power with respect to all shares beneficially owned by them. Unless otherwise indicated by footnote, the mailing address for each stockholder is c/o Plug Power Inc. 968 Albany Shaker Road, Latham, New York 12110.

(2)
The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Exchange Act, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 31, 2024, through the exercise of any warrant, stock option or other right. The inclusion in this table of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. The number of shares of our common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options, warrants or other rights held by such person that are exercisable within 60 days of March 31, 2024 but excludes shares of common stock underlying options, warrants or other rights held by any other person. Percentage of beneficial ownership is based on 690,786,438 shares of common stock outstanding as of April 1, 2024. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned by the stockholder.
(3)
Information is based on a Schedule 13D amendment filed with the SEC on May 11, 2022. Grove Energy Capital LLC is owned by Plutus Capital NY, Inc., a Delaware corporation (“Plutus”), and PNES Investments, LLC, a Delaware limited liability company (“PNES”). Plutus is wholly-owned by SK Holdings, a company organized under the laws of the Republic of Korea, and PNES is wholly-owned by PassKey, Inc., a Delaware corporation (“PassKey”). PassKey is wholly owned by SK E&S Americas, Inc., a Delaware corporation (“SK E&S Americas”). SK E&S Americas is wholly-owned by SK E&S Co., Ltd., a company organized under the laws of the Republic of Korea. 90% of the issued and outstanding common stock of SK E&S Co., Ltd. is owned by SK Inc. (formerly known as SK Holdings Co., Ltd.), a company organized under the laws of the Republic of Korea. The address of the principal business office of Grove Energy Capital LLC is 55 East 59th Street, 11th Floor, New York, NY 10022.

(4)
Information is based on a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group reported shared voting power over 183,653 shares of common stock, sole dispositive power over 53,224,763 shares of common stock and shared dispositive power over 762,522 shares of common stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(5)
Information is based on a Schedule 13G/A filed with the SEC on January 25, 2024. BlackRock, Inc. reported sole voting power over 50,065,374 shares of common stock and sole dispositive power over 51,301,020 shares of common stock. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)
Includes 2,150,001 shares of common stock issuable upon exercise of outstanding options, of which 333,333 are exercisable within 60 days of April 1, 2024.

(7)
Includes 1,022,222 shares of common stock issuable upon exercise of outstanding options, of which 166,667 are exercisable within 60 days of April 1, 2024.

(8)
Includes 921,668 shares of common stock issuable upon exercise of outstanding options, of which 166,667 are exercisable within 60 days of April 1, 2024.

(9)
Includes 816,113 shares of common stock issuable upon exercise of outstanding options, of which 166,667 are exercisable within 60 days of April 1, 2024.

(10)
Includes 913,889 shares of common stock issuable upon exercise of outstanding options, of which 166,667 are exercisable within 60 days of April 1, 2024.

(11)
Includes 51,134 shares of common stock issuable upon exercise of outstanding options.

(12)
Includes 101,134 shares of common stock issuable upon exercise of outstanding options.

(13)
Includes 15,520 shares of common stock issuable upon exercise of outstanding options.

(14)
Includes 100,098 shares of common stock issuable upon exercise of outstanding options, 300,000 shares of common stock held by a family trust, 191 shares owned by Mr. McNamee’s spouse, and 315 shares owned by Mr. McNamee’s children.

(15)
Dr. Kyungyeol Song is an employee of SK E&S Co., Ltd. and does not receive any equity awards pursuant to the terms of the Investor Agreement.

(16)
Includes 182,098 shares of common stock issuable upon exercise of outstanding options.

(17)
Includes 7,363,321 shares of common stock issuable upon exercise of outstanding options, of which 1,143,334 are exercisable within 60 days of April 1, 2024.

(18)
Consists of the shares of common stock reflected in notes (6) through (17) and includes shares of common stock beneficially owned by Martin D. Hull or Keith Schmid, who are executive officers but were not named executive officers in the last fiscal year.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers, as defined by Section 16, directors, and persons or entities who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons or entities are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based on our review of the copies of such filings and based on written representations, we believe that all such persons and entities complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2023, except that the following persons filed the following Form 3 or Form 4s late on the following dates:
•
On March 14, 2023, David Mindnich filed a Form 3 reflecting his beneficial ownership information following his appointment as an executive officer on February 17, 2023.

•
On April 13, 2023, Dirk Ole Hoefelmann and Martin D. Hull each filed a Form 4 disclosing a tax withholding event in connection with the vesting of restricted stock awards on March 3, 2023 and April 6, 2023, respectively.

•
On May 31, 2023, Gerard L. Conway, Jr., Jose Luis Crespo, Andrew J. Marsh, Paul B. Middleton, David Mindnich, Keith C. Schmid, and Sanjay K. Shrestha each filed a Form 4 disclosing grants of options to purchase common stock made on May 18, 2023 pursuant to the 2021 Plan.

•
On July 18, 2023, Mark J. Bonney and Patrick Joggerst each filed a Form 4 disclosing grants of options to purchase common stock made on July 10, 2023 pursuant to the 2021 Plan in accordance with the Director Compensation Plan.

•
On September 21, 2023, Keith C. Schmid filed a Form 4 disclosing shares that were tendered as payment of the exercise price of stock options and tax liability on September 15, 2023.

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On October 3, 2023, Martin D. Hull filed a Form 4 disclosing a tax withholding event in connection with the vesting of restricted stock awards on September 22, 2023 and September 29, 2023.

•
On November 3, 2023, Gregory L. Kenausis filed a Form 4 disclosing the exercise of options on October 23, 2023.

•
On January 18, 2024, David Mindnich filed a Form 4 disclosing a withholding event on September 5, 2023.

SUBMISSION OF STOCKHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR 2025 ANNUAL MEETING
Any stockholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended to be presented at the 2025 Annual Meeting of Stockholders must be received by the Company on or before December 27, 2024 to be eligible for inclusion in the Company’s proxy statement and form of proxy to be distributed by the Board in connection with that meeting. Any such proposal should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110. Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.
Any stockholder proposals (including nominations for election to the Board) intended to be presented at the Company’s 2025 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Rule 14a-8, must be received in writing at the principal executive office of the Company no earlier than February 5, 2025 and no later than March 7, 2025. If the date of the 2025 Annual Meeting is scheduled for a date more than 30 days before or more than 60 days after June 5, 2025, then such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made, as set forth in the Company’s Bylaws. Stockholder proposals must include all supporting documentation and satisfy other requirements required by the Company’s Bylaws. Proxies solicited by the Board will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2025.
Stockholder nominees and the required notice should be mailed to: Corporate Secretary, Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110.
We also encourage you to submit any such proposals and required notices via email to investors@plugpower.com.

PLUG POWER INC.C/O BROADRIDGE P.O. BOX 1342BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTEVOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 4, 2024. Have your notice or proxy card in hand when you access the website, which will contain your voter control number, and follow the instructions to obtain your records.During The Meeting - Go to www.virtualshareholdermeeting.com/PLUG2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 4, 2024. Have your notice or proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage -paid envelope we have provided or return it to Vote Processing, c/o Broadridge, P.O. Box 1342, Brentwood, NY 11717. Your proxy card must be received by 11:59 P.M. ET on June 4, 2024. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:V48456-P10414KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYPLUG POWER INC. The Board of Directors recommends you vote FOR the following:1.Election of Class I DirectorsNominees:ForWithhold1a.Andrew J. Marsh!!1b.Maureen O. Helmer!!1c.Kavita Mahtani!!The Board of Directors recommends you vote FOR proposals 2 and 3.2.The approval of the non-binding, advisory vote regarding the compensation of the Company's named executive officers as described in the proxy statement. 3.The ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2024. For Against Abstain! ! !! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.V48457-P10414Annual Meeting of the Stockholders ofPLUG POWER INC.June 5, 2024 at 10:00 AM Eastern TimeSOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe stockholder(s) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoint(s) each of Andrew J. Marsh and Gerard L. Conway, Jr. as proxies, each with the power to appoint his substitute, and authorize(s) them to represent and to vote all of the shares of common stock of PLUG POWER INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on June 5, 2024, over the Internet at www.virtualshareholdermeeting.com/PLUG2024 and at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 26, 2024.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1, "FOR" THE APPROVAL OF THE NON-BINDING ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN PROPOSAL 2, AND "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024 IN PROPOSAL 3. THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.Continued and to be signed on reverse side